Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
LUMINAR TECHNOLOGIES, INC., et al.,	§ §	Case No. 25-90807 (CML)
§
Debtors[1]	§	(Jointly Administered)
§

CHAPTER 11 PLAN OF LIQUIDATION OF
LUMINAR TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS2

	WEIL, GOTSHAL & MANGES LLP	WEIL, GOTSHAL & MANGES LLP
	Stephanie N. Morrison (24126930)	Ronit J. Berkovich (admitted pro hac vice)
	Austin B. Crabtree (24109763)	Jessica Liou (admitted pro hac vice)
	700 Louisiana Street, Suite 3700	767 Fifth Avenue
	Houston, Texas 77002	New York, New York 10153
	Telephone: (713) 546-5000	Telephone: (212) 310-8000
	Facsimile: (713) 224-9511	Facsimile: (212) 310-8007

Proposed Attorneys for the Debtors and Debtors in Possession

Dated:	December 30, 2025
Houston, Texas

[1]
The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: LAZR Technologies, LLC (8909); Luminar Technologies, Inc. (4317); and Luminar, LLC (7133). The Debtors’ mailing address is 2603 Discovery Drive, Suite 100, Orlando, Florida 32826.

[2]
This Plan is subject to ongoing negotiations with the Ad Hoc Noteholder Group and thus remains subject to change. All rights of the Debtors and the Ad Hoc Noteholder Group to amend or modify the terms of this Plan are fully reserved. Nothing herein shall be construed as a waiver or admission on the part of the Debtors or the Ad Hoc Noteholder Group.

i

(continued)

ii

(continued)

iii

Each of Luminar Technologies, Inc.; LAZR Technologies, LLC; and Luminar LLC (each, a “Debtor” and, collectively, the “Debtors”) proposes the following joint chapter 11 plan of liquidation pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A.  Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan, the settlements and transactions contemplated thereby, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.          DEFINITIONS AND INTERPRETATION.

(a)	Definitions. The following terms shall have the respective meanings specified below:

1.1        “Ad Hoc Noteholder Group” means the ad hoc group of certain First Lien Noteholders and Second Lien Noteholders, or investment advisors, subadvisors, or managers of discretionary accounts that hold First Lien Notes and/or Second Lien Notes, which is represented by the Ad Hoc Noteholder Group Advisors.

1.2          “Ad Hoc Noteholder Group Advisors” means (i) Ropes and Gray LLP and (ii) Ducera Partners LLC.

1.3        “Administrative Expense Claim” means any Claim against any Debtor for a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under sections 327, 328, 330, 365, or 503(b) of the Bankruptcy Code and entitled to priority under sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (i) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors and (ii) Professional Fee Claims.

1.4          “Administrative Expense Claims Bar Date” means the first Business Day that is sixty (60) calendar days following the Effective Date, except as otherwise specifically set forth in the Plan.

1.5          “Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

1.6          “Allowed” means, with respect to any Claim, except as otherwise provided herein: (i) a Claim (or any portion thereof) that is evidenced by a Proof of Claim Filed by the applicable Bar Date established in the Chapter 11 Cases; (ii) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed that asserts a Claim different in amount or priority from that listed in the Schedule (unless otherwise agreed by stipulation between the Debtors and the applicable Holder); or (iii) a Claim Allowed pursuant to the Plan or a Final Order; provided that with respect to a Claim described in clause (i) above, such Claim shall be considered Allowed only if and to the extent that (A) with respect to such Claim, no objection to the allowance thereof, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn by the Claim Objection Deadline, (B) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order, or (C) such Claim is settled pursuant to a Final Order; provided, further that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502, 503, 506, or 507 of the Bankruptcy Code, to the extent applicable, and (y) the Debtors and the Liquidation Trustee, as applicable, shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. If a Claim is Allowed only in part, any provisions hereunder with respect to Allowed Claims are applicable solely to the Allowed portion of such Claim. For the avoidance of doubt, a Proof of Claim Filed after the Bar Date shall not be Allowed for any purpose whatsoever absent entry of a Final Order allowing such late-Filed Claim, and a Claim that has been Disallowed by a Final Order or settlement shall not be Allowed for any purpose whatsoever. “Allow,” “Allowing,” and “Allowance,” shall have correlative meanings.

1.7         “Asset” means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property, including any Causes of Action of the Debtors and the Estates’ interests in the Escrowed Funds.

1.8          “Assumption Dispute” means an unresolved objection regarding assumption of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code, including objections based on the appropriate Cure Amount or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other issue relating to assumption of an Executory Contract or Unexpired Lease.

1.9          “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtors arising under (i) chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code or (ii) applicable non-bankruptcy law, including any state or foreign law governing fraudulent or otherwise avoidable obligations, transfers, or conveyances.

1.10        “Ballot” means the form distributed to each Holder of a Claim or Interest in a Class entitled to vote on the Plan (as set forth herein), on which it is to be indicated, among other things, acceptance or rejection of the Plan.

1.11        “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.12       “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division having jurisdiction over the Chapter 11 Cases, and to the extent of any reference made under section 157 of title 28 of the United States Code or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.13      “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.14        “Bar Date” means, collectively, the General Bar Date and the Governmental Bar Date.

1.15       “Bar Date Order” means the Order (I) Establishing Deadlines to File Proofs of Claim and (II) Approving Form and Manner of Notice Thereof (Docket No. 118).

1.16       “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or any other day on which banking institutions in New York, New York are authorized or required by law, executive order, or other governmental action to close.

1.17        “Cash” means legal tender of the United States of America.

1.18        “Cash Collateral Orders” means the Interim Cash Collateral Order and the Final Cash Collateral Order.

1.19      “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, recoupment right, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, reimbursement claim, license and franchise of any kind or character whatsoever, known, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, asserted or unasserted, accrued or unaccrued, assertable directly or derivatively (including on a theory of veil piercing, alter ego, vicarious liability, predecessor liability, successor liability, mere continuation, domination and control, mere instrumentality, inadequate capitalization, single business enterprise or common enterprise, equitable subordination, or recharacterization), choate or inchoate, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory (including, without limitation, under any state or federal securities laws), and whether arising under federal law, state statutory law, common law, or any other applicable international or domestic law, rule, statute, regulation, treaty, right, duty, requirement, or otherwise.  Causes of Action also include: (i) any right of setoff; counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to Claims or Interests; (iii) any claim pursuant to section 362 of the Bankruptcy Code; (iv) any claim or defense, including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (v) any Avoidance Actions.

1.20       “Chapter 11 Cases” means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code.

1.21        “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.22       “Claim Objection Deadline” means the deadline for objecting to Filed Proofs of Claim or scheduled claims, which shall be, unless otherwise extended pursuant to the Plan (i) the one hundred eightieth (180th) day following the later of (a) the Effective Date and (b) the date that a Proof of Claim is Filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim; or (ii) such later date as may be fixed by the Bankruptcy Court; provided, however, that the Debtors and the Liquidation Trustee, as applicable, may extend the Claim Objection Deadline for an additional ninety (90) calendar days in their sole discretion upon the filing of a notice with the Bankruptcy Court, with further extensions thereafter permitted after notice and a hearing.

1.23     “Claims and Noticing Agent” means Omni Agent Solutions, Inc., the claims, noticing, and solicitation agent retained by the Debtors pursuant to the Order Authorizing Employment and Retention of Omni Agent Solutions, Inc. as Claims, Noticing, and Solicitation Agent (Docket No. 36).

1.24        “Class” means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.25       “Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

1.26        “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.27        “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

1.28        “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.29        “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.30       “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors, appointed by the U.S. Trustee in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on December 30, 2025 (Docket No. 115), the membership of which may be reconstituted from time to time.

1.31        “Cure Amount” means, as applicable, (i) the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code or (ii) the payment of Cash by the Debtors in an amount required by section 1124(2) of the Bankruptcy Code to Reinstate a Claim.

1.32        “D&O Indemnification Obligations” means any existing or future obligation of the Debtors or the Liquidation Trust, as applicable, to indemnify current directors, officers, members, or managers of any of the Debtors who served in such capacity with respect to or based upon such service or any act or omission taken or not taken in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective memoranda, articles or certificates of incorporation or formation, corporate charters, bylaws, operating agreements, limited liability company agreements, or similar corporate or organizational documents or other applicable contract or law in effect as of the Effective Date, excluding any obligation to indemnify any of the foregoing parties with respect to any act or omission for or on behalf of the Debtors arising out of any act or omission determined by a Final Order to constitute actual fraud, willful misconduct, or gross negligence.

1.33      “D&O Policy” means, collectively, all insurance policies (including any “tail policy”) issued or providing coverage to any of the Debtors for current or former directors’, managers’, and officers’ liability, and all agreements, documents, or instruments related thereto.

1.34        “Debtor or Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.35       “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.36      “Disallowed” means any Claim, or any portion thereof, that (i) has been disallowed by the Plan, Final Order, or settlement; (ii) is scheduled at zero or as contingent, disputed, or unliquidated on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including any claims bar date order, or otherwise deemed timely Filed under applicable law; (iii) is not scheduled on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law; (iv) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (v) has been withdrawn by the Holder thereof.  “Disallow” and “Disallowance” shall have correlative meanings.

1.37       “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as may be amended, supplemented, or otherwise modified from time to time, and which is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code and Bankruptcy Rules 3016 and 3018.

1.38       “Disclosure Statement Approval Order” means the Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Conditionally Approving Disclosure Statement and Form and Manner of Notice of Conditional Disclosure Statement Hearing; (III) Establishing Solicitation and Voting Procedures; (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan; and (V) Granting Related Relief (Docket No. [●]).

1.39      “Disputed” means with respect to a Claim, (i) any Claim, which Claim is disputed under section 8.1 of the Plan or as to which the Debtors or the Liquidation Trustee, as applicable, have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (ii) any Claim, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a Proof of Claim was not timely or properly Filed by the applicable claims bar date; (iii) any Claim that is listed in the Schedules as unliquidated, contingent, or disputed, and as to which no request for payment or Proof of Claim has been Filed by the applicable claims bar date; or (iv) any Claim that is otherwise disputed by any of the Debtors or the Liquidation Trustee, as the case may be, in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.  To the extent the Debtors or the Liquidation Trustee, as applicable, dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

1.40      “Distribution Record Date” means the record date for purposes of determining which (i) Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the earlier of (a) the Effective Date or such other date as is designated by the Debtors and (b) the date such Claim becomes Allowed, which, unless otherwise specified, shall be the Effective Date; provided, that, notwithstanding anything to the contrary herein, the Distribution Record Date shall not apply to any publicly held securities held in the name of, or by a nominee of, DTC (including, without limitation, the First Lien Notes and the Second Lien Notes), as to which distributions may be made in accordance with the applicable procedures of DTC.

1.41        “DTC” means the Depository Trust Company.

1.42       “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors on which: (i) no stay of the Confirmation Order is in effect and (ii) all conditions precedent specified in section 10.1 have been satisfied or waived (in accordance with section 10.2). Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

1.43        “Effective Date Available Cash” means Cash or cash equivalents held by the Debtors on the Effective Date.

1.44       “Entity” means an individual, corporation, partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit or any political subdivision thereof, or other Person or other entity.

1.45      “Escrowed Funds” means those funds deposited with the Escrow Agent in the Escrow Account following execution of the Stock Purchase Agreement, each as defined therein.

1.46       “Estate or Estates” means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code upon the commencement of each Debtor’s Chapter 11 Case and all property (as defined in section 541 of the Bankruptcy Code) acquired by each Debtor after the Petition Date and before the Effective Date.

1.47       “Excess Cash” means (i) any Debtor Cash remaining after allocating Effective Date Available Cash pursuant to section 5.5, (ii) Post Effective Date Available Cash, (iii) Surplus Wind Down Reserve, and (iv) Surplus Senior Claims Reserve.

1.48        “Exculpated Parties” means each of the following in their capacity as such and, in each case, to the maximum extent permitted by law: (i) the Debtors; and (ii) the Creditors’ Committee and each of its members, solely in their capacities as such.

1.49       “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.50      “Federal Judgment Rate” means the interest rate of 3.64% per annum as provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

1.51       “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Claims and Noticing Agent.

1.52      “Final Cash Collateral Order” means the Final Order (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief (Docket No. [●]).

1.53       “Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (i) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (ii) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be Filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment.

1.54      “First Lien Liquidation Trust Interests” means the beneficial interests in the Liquidation Trust granted to Holders of Allowed First Lien Noteholder Secured Claims, which beneficial interests shall entitle such Holders to share in the First Lien Liquidation Trust Recovery, to be funded in accordance with the Waterfall.

1.55      “First Lien Liquidation Trust Recovery” means 100% of the Excess Cash until Holders of Allowed First Lien Liquidation Trust Interests receive an amount equal to the Allowed amount of their First Lien Noteholder Secured Claims, whether such distribution occurs on the Effective Date or at any time thereafter, until such Claims are paid in full.

1.56       “First Lien Noteholder Claim Amount” means, for each First Lien Noteholder, the Redemption Price (as defined in the First Lien Notes Indenture) on any remaining outstanding principal owed, after taking into account any payments made pursuant to an Asset Sale Offer (as defined in the First Lien Notes Indenture) before the Effective Date in accordance with section 3.12 of the First Lien Notes Indenture, plus, without duplication, any interest (including, if applicable, Default Interest (as defined in the First Lien Notes Indenture)), fees, and premiums (including any make-whole or other premium included in the Redemption Price (as defined in the First Lien Notes Indenture)) accrued and unpaid through the date of payment, to the extent provided under the First Lien Notes Indenture and the Bankruptcy Code. For the avoidance of doubt, the First Lien Noteholder Claim Amount shall be calculated based on the remaining balance outstanding on the First Lien Noteholder Claims following any payments made pursuant to an Asset Sale Offer.

1.57        “First Lien Noteholder Claims” means any Claims arising under or related to the First Lien Notes Indenture.

1.58       “First Lien Noteholder Deficiency Claims” means that portion of the First Lien Noteholder Claims that are not First Lien Noteholder Secured Claims.

1.59       “First Lien Noteholder Secured Claim Amount” means the portion of the First Lien Noteholder Claim Amount that is a Secured Claim.

1.60       “First Lien Noteholder Secured Claims” means First Lien Noteholder Claims secured by a Lien on Collateral to the extent of the value of such Collateral.

1.61        “First Lien Noteholders” means, collectively, the Holders of the First Lien Notes.

1.62        “First Lien Notes” means the floating rate senior secured notes due August 15, 2028, issued under the First Lien Notes Indenture.

1.63       “First Lien Notes Agent” means GLAS Trust Company LLC, solely in its capacity as trustee and each other capacity for which it serves under or in connection with First Lien Notes Documents (as applicable), provided that if the context requires only certain of the foregoing capacities, then only in such capacity(ies), as applicable, and any successor in such capacity.

1.64      “First Lien Notes Documents” means the First Lien Notes Indenture, together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, or otherwise modified from time to time.

1.65      “First Lien Notes Indenture” means that certain First Lien Indenture, dated as of August 8, 2024, by and among Luminar Technologies, Inc., as issuer, the Subsidiary Guarantors (as defined in the First Lien Notes Indenture) party thereto, and the First Lien Notes Agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

1.66      “First Lien Reserve” means a segregated account maintained by the Liquidation Trustee that shall be used to hold the First Lien Liquidation Trust Recovery, which the Liquidation Trustee shall distribute and pay in accordance with the terms of the Plan and the Confirmation Order.

1.67     “General Bar Date” means February 4, 2026, at 5:00 p.m. (Central Time), which is the deadline by which all Persons, except Governmental Units, are required to have Filed Proofs of Claim against the Debtors as established by the Bar Date Order.

1.68        “General Unsecured Claims” means Parent General Unsecured Claims and Other Debtor General Unsecured Claims.

1.69       “Governmental Bar Date” means June 15, 2026 at 5:00 p.m. (Central Time), which is the deadline by which all Governmental Units are required to File Proofs of Claim against the Debtors, as established by Bankruptcy Local Rule 3003-1 and ratified by the Bar Date Order.

1.70        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.71      “GUC Reserve Funding Amount” means that portion of Effective Date Available Cash allocated to fund the GUC Reserve in the amount of (i) [$200,000.00] if the Plan is confirmed on or before March [21], 2026 or (ii) [$100,000.00] if the Plan is confirmed after March [21], 2026.

1.72      “GUC Liquidation Trust Interests” means the beneficial interests in the Liquidation Trust granted to Holders of Allowed General Unsecured Claims, which beneficial interests shall entitle such Holders to share in the GUC Liquidation Trust Recovery applicable to the Debtor against which such Holder has asserted its Claim.

1.73       “GUC Liquidation Trust Recovery” means any Cash remaining in the GUC Reserve after (i) all Disputed General Unsecured Claims have become Allowed General Unsecured Claims or have been Disallowed by Final Order and (ii) the Liquidation Trustee, in its reasonable discretion, completes the pursuit or abandonment of all Avoidance Actions, net of any costs and expenses incurred by the Liquidation Trust (including fees of the Liquidation Trustee and any taxes incurred by the Liquidation Trustee, whether such taxes are incurred directly by the Liquidation Trustee in his or her role as such, or on account of those taxes attributed proportionately to each Holders’ share of GUC Liquidation Trust Interests) in furtherance thereof; provided that before making Cash distributions to Holders of General Unsecured Claims in accordance with each Holder’s respective GUC Liquidation Trust Interests, the Liquidation Trustee shall determine on a Debtor-by-Debtor basis the applicable percentage of GUC Liquidation Trust Recovery allocable to each Debtor, taking into account which Debtor owned which Avoidance Action and the Liquidation Trust’s costs in investigating, pursuing, settling, or otherwise liquidating such Avoidance Action.

1.74      “GUC Reserve” means a segregated account maintained by the Liquidation Trustee into which the GUC Reserve Assets shall be transferred on the Effective Date or as soon as reasonably practicable thereafter free and clear of all Claims, Liens, and encumbrances.

1.75       “GUC Reserve Assets” means (i) the GUC Reserve Funding Amount and (ii) the Avoidance Actions belonging to each Debtor, and any proceeds thereof, which, shall be transferred to the Liquidation Trust on the Effective Date or as soon as reasonably practicable thereafter, free and clear of all Claims, Liens, and encumbrances.

1.76       “Holder” means any Person holding (including as successor or assignee pursuant to a valid succession or assignment) a Claim or an Interest, as applicable, solely in its capacity as such.

1.77       “Impaired” means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

1.78        “Initial Plan Distribution” means the first Plan Distribution that the Liquidation Trustee makes to Holders of Allowed Claims.

1.79       “Insured Litigation Claims” means any insured claims constituting General Unsecured Claims or Section 510(b) Claims, as applicable.

1.80        “Intercompany Claim” means any Claim against a Debtor held by another Debtor or non-Debtor Affiliate.

1.81        “Intercompany Interest” means an Interest in a Debtor held by another Debtor or non-Debtor Affiliate.

1.82       “Interests” means any equity in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instruments evidencing an ownership interest, or equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and whether fully vested or vesting in the future, including any restricted stock, warrant, option, or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, stock appreciation rights, restricted stock units, performance shares/units, incentive awards, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date (in each case whether or not arising under or in connection with any employment agreement).

1.83       “Interim Cash Collateral Order” means the Interim Order (I) Authorizing the Debtors to Use Cash Collateral; (II) Granting Adequate Protection to Prepetition Secured Parties; (III) Modifying Automatic Stay; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief (Docket No. 42).

1.84        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.85        “Liquidation Trust” means that certain trust established pursuant to section 5.4 hereof.

1.86       “Liquidation Trust Agreement” means the trust agreement establishing the Liquidation Trust and delineating the terms and conditions for the management of the Liquidation Trust, as it may be amended from time to time, which shall be in form and substance reasonably acceptable to the Required Senior Secured Holders.

1.87       “Liquidation Trust Assets” means, collectively, all Assets of the Debtors as of the Effective Date and all assets of the Liquidation Trust from and after the Effective Date, including, but not limited to, the Retained Causes of Action, the Senior Claims Reserve, the Wind Down Reserve, the First Lien Reserve, the Second Lien Reserve, and the GUC Reserve.

1.88      “Liquidation Trust Interests” means, collectively, (i) the First Lien Liquidation Trust Interests, (ii) Second Lien Liquidation Trust Interests, and (iii) GUC Liquidation Trust Interests.

1.89       “Liquidation Trust Transfer Agreement(s)” means one or more agreements, including the Liquidation Trust Agreement, transferring Liquidation Trust Assets from the Debtors to the Liquidation Trust, which agreements will be entered into between the Liquidation Trustee, on behalf of the Liquidation Trust, and the Debtors, on behalf of themselves, and the terms of which shall be consistent with the Plan, which shall be in form and substance reasonably acceptable to the Required Senior Secured Holders.

1.90        “Liquidation Trustee” means a Person satisfactory to the Required Senior Secured Holders, as trustee for the Liquidation Trust.

1.91      “Local Bankruptcy Rules” means the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas.

1.92        “Milestones” means the milestones set forth on Exhibit 2 to the Cash Collateral Orders.

1.93      “NOL Order” means the Interim Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors and Certain Worthless Stock Deduction Claims (Docket No. 52), or any successor order.

1.94       “Other Beneficial Owner” means any current or former beneficial owner of equity securities of Luminar Technologies, Inc., purchased during the periods (i) from February 28, 2023, through March 17, 2023 and (ii) from March 20, 2025, through May 14, 2025, both inclusive.

1.95       “Other Debtor General Unsecured Claim” means any prepetition, unsecured claim against a Debtor, other than the Parent Debtor, that is not a Subordinated Claim, Priority Tax Claim, Other Priority Claim, or Intercompany Claim. For the avoidance of doubt, Other Debtor General Unsecured Claims shall include the First Lien Noteholder Deficiency Claims (if any), and the Second Lien Noteholder Deficiency Claims.

1.96        “Other Priority Claim” means any claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

1.97       “Parent Debtor” means Luminar Technologies, Inc.

1.98      “Parent General Unsecured Claim” means any prepetition, unsecured claim against the Parent that is not a Subordinated Claim, Priority Tax Claim, Other Priority Claim, or Intercompany Claim. For the avoidance of doubt, Parent General Unsecured Claims shall include Unsecured Notes Claims, First Lien Noteholder Deficiency Claims (if any), and Second Lien Noteholder Deficiency Claims.

1.99        “Parent Interests” means Interests in the Parent Debtor.

1.100    “Per Debtor Pro Rata Share” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in that Class at a particular Debtor.

1.101    “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

1.102      “Petition Date” means, with respect to each Debtor, December 15, 2025.

1.103    “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof (in form and substance reasonably acceptable to the Required Senior Secured Holders).

1.104      “Plan Distribution” means the payment or distribution of consideration to Holders of Allowed Claims under the Plan.

1.105     “Plan Supplement” means a supplemental appendix to the Plan containing certain documents and forms of documents, schedules, and exhibits relevant to the implementation of the Plan, as may be amended, modified, or supplemented from time to time in accordance with the terms hereof and the Bankruptcy Code and Bankruptcy Rules, which shall include, but not be limited to: (i) the Schedule of Retained Causes of Action; (ii) the Schedule of Assumed Contracts; (iii) the Wind Down Budget; (iv) the Liquidation Trust Agreement; (v) the identity of the Liquidation Trustee (which shall be reasonably satisfactory to the Required Senior Secured Holders); and (vi) information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; provided, that through the Effective Date, the Debtors shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan.

1.106     “Post Effective Date Available Cash” means any Cash received by the Liquidation Trustee on or after the Effective Date, including Escrowed Funds and the proceeds from the sale of any or all remaining Liquidation Trust Assets, but excluding proceeds from Avoidance Actions, to be allocated pursuant to the Waterfall.

1.107     “Priority Tax Claim” means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.108     “Pro Rata Share” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in that Class and other Classes entitled to share in the same recovery as such Class under the Plan.

1.109      “Professional” means an Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered on or after the Petition Date and before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Fees and Expenses.

1.110      “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date and before or on the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

1.111     “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with section 2.6 of the Plan, which have not already been escrowed pursuant to paragraph 5(c) of the Cash Collateral Orders.

1.112      “Professional Fee Escrow Account” means an escrow account established pursuant to paragraph 5(c) of the Cash Collateral Order and funded pursuant to section 2.5 of the Plan.

1.113      “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

1.114      “Reinstate, Reinstated, or Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124(2) of the Bankruptcy Code.

1.115     “Related Parties” means with respect to a Person, that Person’s current and former Affiliates, and such Person’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, fiduciaries, trustees, financial advisors, partners, limited partners, general partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, each in their capacity as such, and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities.3

1.116     “Released Parties” means, collectively: (i) the Debtors; (ii) the Creditors’ Committee and each of its members, solely in their capacities as such; (iii) the Ad Hoc Noteholder Group; (iv) the First Lien Notes Agent and Second Lien Notes Agent, solely in their capacities as such; and (v) with respect to each of the foregoing Persons in clauses (i) through (v), all Related Parties.  Notwithstanding the foregoing, any Person that opts out of the releases set forth in section 11.6(b) of the Plan shall not be deemed a Released Party thereunder.

1.117      “Releasing Parties” means collectively, and in each case solely in their capacity as such, (i) the Released Parties; (ii) the Holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein; (iii) the Holders of all Claims or Interests that vote to accept or reject the Plan, are deemed to reject the Plan, or are presumed to accept the Plan, but in each case do not opt out of granting the releases set forth herein; and (iv) the Holders of all Claims and Interests and all Other Beneficial Owners that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out.

1.118      “Required Senior Secured Holders” means (i) prior the Effective Date, the members of the Ad Hoc Noteholder Group that collectively beneficially own or control more than 51% of the aggregate amount of each of the First Lien Notes and Second Lien Notes held by the Ad Hoc Noteholder Group, and (ii) after the Effective Date, Holders that collectively hold more than 51% of the aggregate amount of each of the First Lien Liquidation Trust Interests and Second Lien Liquidation Trust Interests.

[3]	The scope of the parties who will receive a Debtor release is subject to the Special Investigation Committee’s ongoing independent investigation.

1.119     “Restructuring Fees and Expenses” means all outstanding prepetition and postpetition reasonable and documented fees and out-of-pocket expenses incurred by (i) Ropes and Gray LLP, (ii) Ducera Partners LLC, in accordance with that certain fee letter executed by and with Debtor Luminar Technologies, Inc. on November 6, 2025, and, subject to paragraph 25 of the Interim Cash Collateral Order, (iii) the First Lien Notes Agent, and the (iv) the Second Lien Notes Agent (with respect to (iii) and (iv) solely to the extent the First Lien Notes Documents and the Second Lien Notes Documents, respectively, provide for payment of such fees and expenses by the Debtors).

1.120     “Retained Causes of Action” means, collectively, all Causes of Action retained by the Debtors and transferred to the Liquidation Trust; provided, however, that neither the Debtors nor the Liquidation Trustee shall retain (whether on their own behalf or on behalf of the Estates) any Causes of Action against any Released Party that is released pursuant to section 11.6 of the Plan; provided, further, that all Claims or Causes of Action of the Debtors existing immediately before the Effective Date shall be retained by the Liquidation Trust, whether or not any particular Claim or Cause of Action is specifically identified on the Schedule of Retained Causes of Action, without any further action by any party.

1.121     “Schedule of Assumed Contracts” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan and to be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

1.122     “Schedule of Retained Causes of Action” means the schedule of Causes of Action to be retained by the Debtors and transferred to the Liquidation Trust and to be included in the Plan Supplement.

1.123     “Schedules” means any schedules of Assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as the same may have been amended, modified, or supplemented from time to time.

1.124     “Section 510(b) Claims” means any claim against any Debtor (i) arising from the rescission of a purchase or sale of an Interest of any Debtor or an Affiliate of any Debtor; (ii) for damages arising from the purchase or sale of such Interest; or (iii) for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim. For the avoidance of doubt, section 510(b) Claims include any claims asserted or assertable against the Debtors in the Securities Class Actions.

1.125     “Section 510(c) Claims” means any claim against any Debtor that is subject to subordination under section 510(c) of the Bankruptcy Code.

1.126    “Second Lien Liquidation Trust Interests” means the beneficial interests in the Liquidation Trust granted to Holders of Allowed Second Lien Noteholder Secured Claims, which beneficial interests shall entitle such Holders to share in the Second Lien Liquidation Trust Recovery, to be funded in accordance with the Waterfall.

1.127     “Second Lien Liquidation Trust Recovery” means 100% of the Excess Cash remaining after the Claims of the Holders of First Lien Liquidation Trust Interests are satisfied in full.

1.128     “Second Lien Noteholder Claim Amount” means, for each Second Lien Noteholder, the Redemption Price (as defined in the Second Lien Notes Indenture) on any remaining outstanding principal owed, after taking into account any payments made pursuant to an Asset Sale Offer (as defined in the Second Lien Notes Indenture) before the Effective Date in accordance with section 3.12 of the Second Lien Notes Indenture, plus, without duplication, any interest (including, if applicable, Default Interest (as defined in the Second Lien Notes Indenture)), fees, and premiums (including any make-whole or other premium included in the Redemption Price (as defined in the Second Lien Notes Indenture)) accrued and unpaid through the date of payment, to the extent provided under the Second Lien Notes Indenture and the Bankruptcy Code. For the avoidance of doubt, the Second Lien Noteholder Claim Amount shall be calculated based on the remaining balance outstanding on the Second Lien Noteholder Claims following any payments made pursuant to an Asset Sale Offer.

1.129      “Second Lien Noteholder Claims” means any Claims arising under or related to the Second Lien Notes Indenture.

1.130    “Second Lien Noteholder Deficiency Claims” means that portion of the Second Lien Noteholder Claims that are not Second Lien Noteholder Secured Claims.

1.131     “Second Lien Noteholder Secured Claim Amount” means the portion of the Second Lien Noteholder Claim Amount that is a Secured Claim.

1.132      “Second Lien Noteholder Secured Claims” means Second Lien Noteholder Claims secured by a Lien on Collateral to the extent of the value of such Collateral.

1.133      “Second Lien Noteholders” means, collectively, the Holders of the Second Lien Notes.

1.134     “Second Lien Notes” means the (i) 9.0% convertible second lien, senior secured notes due 2030 and (ii) 11.5% convertible second lien, senior secured notes due 2030, issued under the Second Lien Notes Indenture.

1.135     “Second Lien Notes Agent” means GLAS Trust Company LLC, solely in its capacity as trustee and each other capacity for which it serves under or in connection with Second Lien Notes Documents (as applicable), provided that if the context requires only certain of the foregoing capacities, then only in such capacity(ies), as applicable, and any successor in such capacity.

1.136     “Second Lien Notes Documents” means the Second Lien Notes Indenture, together with all other related documents, instruments, and agreements, in each case as supplemented, amended, restated, or otherwise modified from time to time.

1.137    “Second Lien Notes Indenture” means that certain Second Lien Indenture, dated as of August 8, 2024, by and among Luminar Technologies, Inc., as issuer, the Subsidiary Guarantors (as defined in the Second Lien Notes Indenture) party thereto, and the Second Lien Notes Agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

1.138     “Second Lien Reserve” means a segregated account maintained by the Liquidation Trustee that shall be used to hold the Second Lien Liquidation Trust Recovery, which the Liquidation Trustee shall distribute and pay in accordance with the terms of the Plan and the Confirmation Order.

1.139     “Secured Claim” means a Claim (i) secured by a Lien on Collateral to the extent of the value of such Collateral as (a) set forth in the Plan, (b) agreed to by the Holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code exceeds the value of the Claim, or (ii) secured by the amount of any right of setoff of the Holder thereof in accordance with section 553 of the Bankruptcy Code.

1.140      “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.141    “Securities Class Actions” means those certain class actions pending in the United States District Court for the Middle District of Florida, Orlando Division, styled as (i) Johnson v. Luminar Technologies, Inc. et al., Case No. 6:23-cv-00982 and (ii) Yskollari v. Luminar Technologies, Inc. et al., Case No. 6:25-cv-01384.

1.142      “Security” means any Security, as such term is defined in section 101(49) of the Bankruptcy Code.

1.143      “Senior Claims” means any Administrative Expense Claim, Priority Tax Claim, or Other Priority Claim.

1.144     “Senior Claims Reserve” means the Cash reserve established pursuant to the Plan, to be held in a segregated account maintained by the Liquidation Trustee, containing the amount of Cash estimated by the Debtors to be necessary to distribute and pay Holders of Allowed Senior Claims, plus the total Disputed amounts of such Claims as of the Effective Date, until final Allowance or Disallowance.

1.145      “SIR” means self-insured retention or similar deductible.

1.146    “Solicitation Materials” means materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement, the Disclosure Statement Approval Order, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan.

1.147      “Statutory Fees” means all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

1.148     “Stock Purchase Agreement” means that certain Stock Purchase Agreement, dated as of December 15, 2025, by and among Quantum Computing Inc., as buyer, Luminar Technologies, Inc., as seller of its shares of stock of Luminar Semiconductor, Inc. and Luminar Semiconductor, Inc.

1.149      “Subordinated Claims” means, collectively, Section 510(b) Claims and Section 510(c) Claims.

1.150     “Surplus Senior Claims Reserve” means a surplus in funding of the Senior Claims Reserve as may be released from the Senior Claims Reserve by the Liquidation Trustee as Excess Cash from time to time pursuant to section 5.3 of the Plan.

1.151    “Surplus Wind Down Reserve” means a surplus in funding of the Wind Down Reserve as may be released from the Wind Down Reserve by the Liquidation Trustee as Excess Cash from time to time pursuant to section 5.3 of the Plan.

1.152      “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.153      “U.S. Trustee” means the United States Trustee for Region 7.

1.154     “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.155     “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.156      “Unsecured Noteholders” means, collectively, the Holders of the Unsecured Notes.

1.157      “Unsecured Notes” means the 1.25% convertible, senior notes due December 15, 2026, issued under the Unsecured Notes Indenture.

1.158     “Unsecured Notes Claims” means all Claims arising under or related to the Unsecured Notes Indenture, plus all accrued and unpaid interest, fees, and other amounts arising thereunder or payable pursuant thereto as of the Petition Date, which, for the avoidance of doubt, shall constitute Parent General Unsecured Claims.

1.159     “Unsecured Notes Indenture” means that certain Indenture, dated as of December 17, 2021, between Luminar Technologies, Inc., as issuer, and U.S. Bank National Association, as trustee, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

1.160     “Unsecured Notes Trustee” means U.S. Bank National Association, as trustee under the Unsecured Notes Indenture, and any successor in such capacity.

1.161      “Voting Deadline” means the date and time as may be set by the Bankruptcy Court pursuant to the Solicitation Materials.

1.162     “Waterfall” means the distribution of Post Effective Date Available Cash, Surplus Wind Down Reserve, and Surplus Senior Claims Reserve, (i) first, to Holders of the Allowed First Lien Noteholder Secured Claims as Excess Cash in accordance with section 4.2, and (ii) second, to Holders of the Allowed Second Lien Noteholder Secured Claims as Excess Cash in accordance with section 4.3.

1.163     “Wind Down” means, following the Effective Date, the process to (i) sell, abandon, wind down, dissolve, liquidate, or distribute any remaining assets of the Debtors’ Estates and the Liquidation Trust Assets and (ii) resolve, terminate, or wind down any remaining liabilities of the Debtors’ Estates and the obligations and liabilities of the Liquidation Trust, in each case in accordance with the Plan, including the transfer of the Liquidation Trust Assets to the Liquidation Trust and the administration and operation of the Liquidation Trust.

1.164     “Wind Down Amount” means the amount of Cash and cash equivalents, not to exceed [$2,000,000.00], to be determined by the Debtors with the prior written consent (email being sufficient) of the Required Senior Secured Holders to fund the Wind Down Budget until the Wind Down Completion Date, such consent not to be unreasonably withheld.

1.165     “Wind Down Budget” means a budget setting forth the estimate of costs and expenses necessary to effectuate the Wind Down through the Wind Down Completion Date, including Wind Down Expenses, which budget, after the Effective Date, may be amended, modified, or supplemented from time to time by the Liquidation Trustee with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld; provided that the aggregate Wind Down Budget shall not exceed the Wind Down Amount.

1.166    “Wind Down Completion Date” means the date upon which all Liquidation Trust Assets have been sold, abandoned, dissolved, liquidated, or otherwise disposed of, and all proceeds thereof or remaining assets of the Liquidation Trust have been distributed in accordance with the Plan.

1.167    “Wind Down Expenses” means costs and expenses reasonably necessary to effectuate the Wind Down, including but not limited to the fees of the Liquidation Trustee and any taxes incurred by the Liquidation Trust in furtherance of the Wind Down, as well as the costs and expenses associated with the claims reconciliation process with respect to the Senior Claims.

1.168   “Wind Down Reserve” means the Cash reserve established on the Effective Date pursuant to the Plan, consisting of the Wind Down Amount, to be held in a segregated account maintained by the Liquidation Trustee and used to administer the Wind Down pursuant to the Wind Down Budget in accordance with the terms of the Plan and the Confirmation Order; provided the Wind Down Reserve shall not include those costs and expenses associated with the GUC Reserve, which costs and expenses shall be paid solely from the GUC Reserve Assets.

(b)	Interpretation; Application of Definitions and Rules of Construction.

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neutral gender; (ii) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan and/or the Confirmation Order, as applicable; (iv) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (v) unless otherwise stated herein, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (viii) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (xi) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xii) except as otherwise provided herein, any reference to a document or agreement that is to be issued or entered into that is dependent on an election to be made pursuant to the Plan or an event occurring shall be deemed to be followed by the words “if applicable”; (xiii) any immaterial effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Liquidation Trustee, in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that any effectuating provision that has an economic impact will not be considered “immaterial”; and (xiv) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.  To the extent that the treatment, allowance, or disallowance of any Claim herein is interpreted as a claim objection, the Plan shall be deemed a Claim objection to such Claim.

(c)	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

(d)	Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or the Confirmation Order).  In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control.  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that, if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan.

(e)	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day but shall be deemed to have been completed as of the required date.

ARTICLE II.         ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY TAX CLAIMS.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims (including Professional Fee Claims, Priority Tax Claims, and postpetition Intercompany Claims) have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

2.1.          Administrative Expense Claims.

(a)    Except to the extent that a Holder of an Allowed Administrative Expense Claim agrees to less favorable treatment, each Holder of an Allowed Administrative Expense Claim (other than  Professional Fee Claims or Restructuring Fees and Expenses) shall receive, in full and final satisfaction, settlement, and release of such Claim, (i) Cash in an amount equal to the Allowed amount of such Administrative Expense Claim, on or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Liquidation Trustee, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders, course of dealing, or agreements governing, instruments evidencing, or other documents relating to such transactions.

(b)   Except as otherwise provided by a Final Order previously entered by the Bankruptcy Court, or as provided by section 2.1 hereof, requests for payment of Administrative Expense Claims, other than requests for payment of Professional Fee Claims or Restructuring Fees and Expenses, must be Filed and served on the Debtors no later than the Administrative Expense Claims Bar Date pursuant to the procedures specified in the Confirmation Order.

(c)    Holders of Administrative Expense Claims that are required to File and serve a request for payment of such Administrative Expense Claims and that do not File and serve such a request by the Administrative Expense Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Expense Claims against the Debtors or their property, and such Administrative Expense Claims shall be deemed compromised, settled, discharged, and released as of the Effective Date.

2.2.         Professional Fee Claims.

(a)    All Professionals seeking approval by the Bankruptcy Court of Professional Fee Claims shall (i) File, on or before (and no later than) the date that is forty-five (45) calendar days after the Effective Date (unless extended by the Debtors), their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claims.

(b)    The Liquidation Trustee is authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3.         Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, at the sole option of the Debtors or the Liquidation Trustee, as applicable (i) Cash in an amount equal to such Allowed Priority Tax Claim, on or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided that the Debtors and the Liquidation Trustee, as applicable, are authorized in their absolute discretion, but not directed, to prepay all or a portion of any such amounts at any time without penalty or premium. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

2.4.         Restructuring Fees and Expenses.

The Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid or satisfied during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court review or approval. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated before and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Fees and Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Fees and Expenses incurred before and as of the Effective Date shall be submitted to the Debtors.

2.5.         Professional Fee Escrow Account.

(a)   As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow Account in any way. On the date the Liquidation Trust is established or as soon as reasonably practicable thereafter, the Debtors will cause title to the Professional Fee Escrow Account to be transferred to the Liquidation Trust.

(b)     The Professional Fee Escrow Account and funds held in the escrow (i) shall not be and shall not be deemed property of the Debtors, the Debtors’ Estates, or the Liquidation Trust and (ii) shall be held in trust for the Professionals; provided that funds remaining in the Professional Fee Escrow Account after all Allowed Professional Fee Claims have been irrevocably paid in full shall be promptly released from such escrow and vested in the Liquidation Trust without any further action or order of the Bankruptcy Court as Post Effective Date Available Cash. Allowed Professional Fee Claims shall be paid in full, in Cash, to such Professionals from funds held in the Professional Fee Escrow Account when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow Account, but subject to any order of the Bankruptcy Court capping the amount of any such fees.

(c)     If the amount of funds in the Professional Fee Escrow Account is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, such Professionals shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with section 2.1 of the Plan.

(d)     Any objections to Professional Fee Claims shall be served and Filed no later than twenty-one (21) calendar days after Filing of the final applications for compensation or reimbursement.

2.6.         Professional Fee Claims Estimate.

Each Professional shall estimate in good faith its unpaid Professional Fee Claim and other unpaid fees and expenses incurred in rendering services to the Debtors or the Creditors’ Committee, as applicable, before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days before the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

ARTICLE III.       CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.         Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving Plan Distributions only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled before the Effective Date. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in section 3.4.

3.2.         Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Designation	Treatment	Entitled to Vote
1	Other Priority Claims	Unimpaired	No (Presumed to Accept)
2	First Lien Noteholder Secured Claims	Impaired	Yes
3	Second Lien Noteholder Secured Claims	Impaired	Yes
4	General Unsecured Claims	Impaired	Yes
5	Intercompany Claims	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)
6	Intercompany Interests	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)
7	Subordinated Claims	Impaired	No (Deemed to Reject)
8	Parent Interests	Impaired	No (Deemed to Reject)

3.3.         Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect, diminish, or impair the rights of the Debtors or the Liquidation Trustee, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately before the Petition Date, against or with respect to any Claim that is Unimpaired (including, for the avoidance of doubt, any Claim that is Reinstated) by the Plan. Except as otherwise specifically provided in the Plan, the Debtors and the Liquidation Trustee, as applicable, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately before the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Liquidation Trustee’s, as applicable, legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

3.4.         Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.5.         Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

3.6.         Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan to the extent, if any, confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including to implement a merger of two or more Debtor Entities, the assignment of Assets from one Debtor Entity to one or more Debtor Entities, and/or other transactions.

3.7.         No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Disputed Claim.

ARTICLE IV.        TREATMENT OF CLAIMS AND INTERESTS.

4.1.         Other Priority Claims (Class 1).

(a)     Classification:  Class 1 consists of Other Priority Claims.

(b)    Treatment:  Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on or as soon as reasonably practicable after the later of the Effective Date and the date that is thirty (30) calendar days after the date such Other Priority Claim becomes an Allowed Claim, at the option of the Debtors or Liquidation Trustee (as applicable), either (i) payment in full in Cash or (ii) other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

(c)   Impairment and Voting:  Allowed Other Priority Claims are Unimpaired, and Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders shall not be solicited with respect to such Allowed Other Priority Claims.

4.2.         First Lien Noteholder Secured Claims (Class 2).

(a)     Classification:  Class 2 consists of First Lien Noteholder Secured Claims.

(b)    Allowance:  On the Effective Date, each First Lien Noteholder Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the amount of such Holder’s First Lien Noteholder Secured Claim Amount.

(c)    Treatment:  Except to the extent that a Holder of a First Lien Noteholder Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, such Holder’s Pro Rata Share of the First Lien Liquidation Trust Interests.

(d)     Impairment and Voting:  Class 2 is Impaired, and the Holders of First Lien Noteholder Secured Claims in Class 2 are entitled to vote to accept or reject the Plan.

4.3.         Second Lien Noteholder Secured Claims (Class 3).

(a)     Classification:  Class 3 consists of Second Lien Noteholder Secured Claims.

(b)   Allowance:  On the Effective Date, each Second Lien Noteholder Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the amount of such Holder’s Second Lien Noteholder Secured Claim Amount.

(c)     Treatment:  Except to the extent that a Holder of a Second Lien Noteholder Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, such Holder’s Pro Rata Share of the Second Lien Liquidation Trust Interests.

(d)     Impairment and Voting:  Class 3 is Impaired, and the Holders of Second Lien Noteholder Secured Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4.         General Unsecured Claims (Class 4).

(a)     Classification:  Class 4 consists of General Unsecured Claims.

(b)    Treatment:  Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, and after giving effect to allowed Intercompany Claims, such Holder’s Per Debtor Pro Rata share of the GUC Liquidation Trust Interests.

(c)    Impairment and Voting:  Class 4 is Impaired, and the Holders of Allowed General Unsecured Claims in Class 4 are entitled to vote to accept or reject the Plan.

4.5.         Intercompany Claims (Class 5).

(a)     Classification:  Class 5 consists of Intercompany Claims.

(b)    Treatment:  On or before the Effective Date or as soon as reasonably practicable thereafter, all Intercompany Claims shall be adjusted, Reinstated, or discharged (each without any distribution) to the extent reasonably determined to be appropriate by the Debtors or Liquidation Trustee (as applicable).

(c)    Impairment and Voting:  Holders of Class 5 Claims are either (i) Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Claims.

4.6.         Intercompany Interests (Class 6).

(a)     Classification:  Class 6 consists of Intercompany Interests.

(b)     Treatment:  On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any member, board of directors, board of managers, managers, management, or Security Holders of any Debtor, all Intercompany Interests shall be adjusted, Reinstated, or discharged at the election of the Debtors or the Liquidation Trustee (as applicable); provided that no Plan Distributions shall be made to Holders of an Intercompany Interest on account of such Intercompany Interest under the Plan.

(c)   Impairment and Voting:  Holders of Class 6 Intercompany Interests are either (i) Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired and such Holders are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Interests.

4.7.          Subordinated Claims (Class 7).

(a)     Classification:  Class 7 consists of Subordinated Claims.

(b)    Treatment:  All Subordinated Claims, if any, shall be discharged, cancelled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Subordinated Claims will not receive any distribution on account of such Claims.

(c)    Impairment and Voting:  Class 7 is Impaired and Holders of Subordinated Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, holders of Subordinated Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Subordinated Claims.

4.8.         Parent Interests (Class 8).

(a)     Classification:  Class 8 consists of Parent Interests.

(b)     Treatment:  On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, management, or Security Holders of any Debtor, as applicable, all Parent Interests shall be cancelled and the Holders of Parent Interests will not receive or retain any property on account of such Parent Interests under the Plan.

(c)     Impairment and Voting:  Class 8 is Impaired and Holders of Parent Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Parent Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Parent Interests.

ARTICLE V.          MEANS FOR IMPLEMENTATION.

5.1.         No Substantive Consolidation.

The Plan is being proposed as a joint plan of liquidation of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. The Plan is not premised on, and does not provide for, the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan, or otherwise.

5.2.         Sources of Consideration for Plan Distribution.

The Debtors and Liquidation Trustee, as applicable, shall fund Plan Distributions under the Plan as set forth herein with the (i) Effective Date Available Cash, (ii) Post Effective Date Available Cash, (iii) Excess Cash, (iv) Senior Claims Reserve, (v) First Lien Reserve, (vi) Second Lien Reserve, (vii) GUC Reserve, (viii) Surplus Wind Down Reserve, (ix) Surplus Senior Claims Reserve.

5.3.         Liquidation Trustee.

(a)          Appointment.  Subject to the prior written consent (email being sufficient) of the Required Senior Secured Holders [●] shall be appointed as the Liquidation Trustee for each of the Debtors and the Liquidation Trust.

(b)         Authority.  Subject to Articles X and XI of the Plan, the Liquidation Trustee shall have the authority and right on behalf of each of the Debtors, without the need for Bankruptcy Court approval (unless otherwise expressly indicated), to carry out and implement all provisions of the Plan, including, to:

(i)      except to the extent Claims have been previously Allowed, control and effectuate the Claims reconciliation process, including to object to, seek to subordinate, compromise, or settle any and all Claims;

(ii)       make distributions to Holders of Allowed Claims in accordance with the Plan;

(iii)     withhold from the amount distributable to any Entity the maximum amount needed to pay any tax or other charge that the Liquidation Trustee has determined may be required to be withheld from such distribution under the income tax or other laws of the United States or of any state or political subdivision thereof;

(iv)    exercise its business judgment to direct and control the Wind Down, liquidation, sale, and/or abandonment of the remaining Assets of the Debtors under the Plan and in accordance with applicable law as necessary to maximize distributions to Holders of Allowed Claims;

(v)     prosecute any Retained Causes of Action on behalf of the Debtors or Liquidation Trust (as applicable), elect not to pursue any Retained Causes of Action, and determine whether and when to compromise, settle, abandon, dismiss, or otherwise dispose of any such Retained Causes of Action, as the Liquidation Trustee may determine is in the best interests of the Debtors or Estates (as applicable);

(vi)      make payments to existing Professionals that continue to perform after the Effective Date;

(vii)    protect and enforce the rights to the Liquidation Trust Assets (including any Retained Causes of Action) vested in the Liquidation Trust and the Liquidation Trustee by any method deemed appropriate, including by judicial proceedings or otherwise;

(viii)    open and maintain bank accounts on behalf of or in the name of the Liquidation Trust;

(ix)     purchase and carry all insurance policies that the Liquidation Trustee deems reasonably necessary or advisable to pay all associated insurance premiums and costs;

(x)       maintain the books and records and accounts of the Debtors or Liquidation Trust and obtain any necessary insurance;

(xi)      invest Cash of the Debtors or Liquidation Trust, as available, and any income earned thereon;

(xii)    prepare, file, and prosecute any necessary filings or pleadings with the Bankruptcy Court to carry out the duties of the Liquidation Trustee as described herein;

(xiii)    investigate any Liquidation Trust Assets, and any other potential Causes of Action;

(xiv)    marshal, market for sale, and wind down any of the remaining Liquidation Trust Assets;

(xv)     acquire litigation and other claims related to the Debtors, and prosecuting such claims;

(xvi)    develop and use creditor communication procedures, including a creditor portal (if necessary);

(xvii)   review and compel turnover of the property of the Debtors or the Liquidation Trust;

(xviii) pursuant to any investigation related to a Retained Cause of Action, seek the examination of any person pursuant to Federal Rule of Bankruptcy Procedure 2004;

(xix)    incur and pay reasonable and necessary expenses in connection with the performance of duties under the Plan, including the reasonable fees and expenses of Professionals retained by the Liquidation Trustee;

(xx)    serve on the board of directors of any Affiliate of the Liquidation Trust; provided, that such Affiliate’s objective is consistent with that of the Liquidation Trust;

(xxi)    administer each Debtor’s tax obligations, including as provided in section 5.3(e);

(xxii)  prepare and file any and all informational returns, reports, statements, returns, or disclosures relating to the Debtors or Liquidation Trust that are required hereunder, by any Governmental Unit or applicable law;

(xxiii) amend, modify, or supplement the Wind Down Budget, with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld;

(xxiv)  determine, from time to time, whether the amounts available in the Wind Down Reserve are in excess of the amount necessary to satisfy the purpose for which such reserve was established and amend, modify, or supplement the Wind Down Budget accordingly. If the Liquidation Trustee determines that a surplus exists in the Wind Down Reserve as of the date of such determination, the Liquidation Trustee may allocate such Surplus Wind Down Reserve pursuant to the Waterfall;

(xxv)   determine, from time to time, whether the amounts available in the Senior Claims Reserve are in excess of the amount necessary to pay Holders of Allowed Senior Claims, plus any such Disputed Claims until final Allowance or Disallowance. If the Liquidation Trustee determines that a surplus exists in the Senior Claims Reserve as of the date of such determination, the Liquidation Trustee may allocate the Surplus Senior Claims Reserve pursuant to the Waterfall;

(xxvi) enter into any agreement or execute any document or instrument required by or consistent with the Plan or the Confirmation Order and to perform all obligations thereunder;

(xxvii) close the Chapter 11 Cases;

(xxviii) pay Statutory Fees on behalf of the Debtors or Liquidation Trust in accordance with section 13.1 of the Plan; and

(xxix)   perform other duties and functions that are consistent with the implementation of the Plan.

For the avoidance of doubt, and notwithstanding anything in the foregoing, the Liquidation Trustee’s pursuit in respect of any Claim or Retained Cause of Action shall be subject in all respects to Article XI of the Plan, and no Releasing Party may pursue any Claim or Retained Cause of Action against any Released Party. Notwithstanding anything contained herein to the contrary, the authority of the Liquidation Trustee shall be exercised in a manner consistent with the purpose of the Liquidation Trust, as set forth in section 5.4(c), and the intended qualification of the Liquidation Trust as a “liquidating trust” for U.S. federal income tax purposes as contemplated by section 5.4(l).

(c)         Separate Accounts.  In addition to the Professional Fee Escrow Account, the Liquidation Trustee shall establish and maintain separate segregated accounts for each of the Senior Claims Reserve, Wind Down Reserve, First Lien Reserve, Second Lien Reserve, and GUC Reserve. At all times, such accounts shall be separate accounts and funds from any such account shall not be (i) commingled with funds from any other account, or (ii) used to fund or otherwise satisfy any shortfall or deficit in any other account; provided, that any surplus amounts in the Professional Fee Escrow Account or the account comprising the Wind Down Reserve shall first be reallocated to cover any deficits in the Senior Claims Reserve, and only thereafter may be reallocated, as applicable, to the First Lien Reserve and the Second Lien Reserve in accordance with the Waterfall.

(d)         Indemnification.  The Liquidation Trust shall indemnify and hold harmless the Liquidation Trustee in its capacity as such, for any losses incurred in such capacity, except to the extent such losses were the result of such party’s bad faith, gross negligence, willful misconduct or criminal conduct.

(e)         Counsel to Liquidation Trustee. The Liquidation Trustee shall have the right to retain one or more law firms, in its reasonable judgment, to serve as counsel to the Liquidation Trustee with respect to the claims reconciliation process and the prosecution of Retained Causes of Action. The Liquidation Trustee is otherwise authorized to retain non-legal advisors as necessary to exercise his duties set forth in the Plan, subject to the Wind Down Budget.

(f)         Tax Power for Debtors.  The Liquidation Trustee, in its capacity as the trustee of the Liquidation Trust, shall have full and exclusive authority and responsibility with respect to all taxes of the Debtors (including, without limitation, as the common parent or other agent of any consolidated, combined, or unitary tax group of which the Debtors were the agent), to the same extent as if the Liquidation Trustee were the Debtor in Possession. Without limiting the foregoing, each of the Debtors shall execute, on or before the Effective Date, a power of attorney authorizing the Liquidation Trustee, in its capacity as the trustee of the Liquidation Trust, to correspond with any taxing authority on behalf of such Debtor and to sign, collect, negotiate, settle, and administer tax payments and tax returns. In furtherance of the foregoing:

(i)
Following the Effective Date, the Liquidation Trustee shall (a) prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all tax returns, informational returns, reports, statements, returns or disclosures relating to the Debtor that are required to be filed, by any Governmental Unit or applicable law or that the Liquidation Trustee otherwise deems appropriate, including the filing of amended tax returns or requests for refunds for all taxable periods; (b) request, if necessary, an expedited determination of any unpaid tax liability of each Debtor or its Estate under Bankruptcy Code section 505(b) for all taxable periods of such Debtor ending after the Petition Date through the liquidation of such Debtor as determined under applicable tax laws; and (c) represent the interest and account of each Debtor or its Estate before any taxing authority in all matters including, without limitation, any action, suit, proceeding or audit.

(ii)
The Liquidation Trust shall be entitled to all tax refunds of the Debtors, and the Liquidation Trust shall bear responsibility for all tax liabilities of the Debtors for all taxable years, to the extent not satisfied or otherwise released by the Plan. For the avoidance of doubt, the Liquidation Trustee shall not be personally liable for any tax liabilities of the Debtors.

(g)        Boards of Directors and Officers.  Upon the Effective Date, (i) the officers and directors of the Debtors existing before the Effective Date shall be relieved of any and all duties with respect to the Debtors and shall be deemed to have resigned without the requirement of having to take any further action and (ii) the Liquidation Trustee shall be the sole officer, director, or manager, as applicable, of each of the Debtors without the requirement of having to take any further action.

(h)        Dissolution.  After the Effective Date, the Liquidation Trustee shall, subject to applicable non-bankruptcy law and consistent with the implementation of the Plan, merge, dissolve, liquidate, or take such other similar action with respect to each Debtor (including the cancellation of all Interests in each Estate) and complete the winding up of such Estate as expeditiously as practicable without the necessity for any other or further actions to be taken by or on behalf of such Estate or its shareholders or members, as applicable, or any payments to be made in connection therewith subject to the filing of a certificate of dissolution with the appropriate Governmental Unit. The Liquidation Trustee may, to the extent required by applicable non-bankruptcy law, maintain a Debtor as a corporate entity in good standing until such time as such Debtor is dissolved or merged out of existence in accordance with the Plan. After (i) all Disputed Claims have been resolved, (ii) all Liquidation Trust Assets have been liquidated, and (iii) all distributions from the Liquidation Trust required to be made by the Liquidation Trustee under the Plan and the Liquidation Trust Agreement have been made, the Liquidation Trustee shall expeditiously dissolve each Debtor.

(i)        Consent Rights.  The Liquidation Trustee shall obtain the prior written consent (email being sufficient), such consent not to be unreasonably withheld, of (x) the Required Senior Secured Holders, only to the extent that Holders of First Lien Secured Notes Claims and Second Lien Secured Notes Claims have not received payment in full in Cash on account of such Claims, and (y) solely before the Effective Date, the Creditors’ Committee, for: (i) any amendment, modification, supplement to, or deployment of funds in excess of, the Wind Down Budget or the Wind Down Reserve; (ii) the prioritization, prosecution, settlement, or abandonment of Retained Causes of Action, (iii) any material amendment, modification, or supplement to the Liquidation Trust Agreement, and (iv) the liquidation, sale and/or abandonment of Liquidation Trust Assets, other than with respect to GUC Reserve Assets, which, shall require only that the Liquidation Trustee obtain the consent set forth herein from the Creditors’ Committee. For the avoidance of doubt, the appointment of the Liquidation Trustee and the appointment of any successor of such Liquidation Trustee shall be subject to the prior written consent (email being sufficient) of the Required Senior Secured Holders and the identity of any such Liquidation Trustee shall be satisfactory to the Required Senior Secured Holders. The consent rights set forth in this Section 5.3 are cumulative to those set forth in the Liquidation Trust Agreement, which Liquidation Trust Agreement shall provide for customary consent rights by the Holders of the applicable Liquidation Trust Interests over any of the foregoing items in this clause 5.3(i) that adversely affect their rights and entitlements thereunder. The consent right provided under this section 5.3(i) shall be exercised in a manner consistent with the purpose of the Liquidation Trust, as set forth in section 5.4(c), and the intended qualification of the Liquidation Trust as a “liquidating trust” for U.S. federal income tax purposes as contemplated by section 5.4(l).

5.4.         Liquidation Trust.

(a)        Establishment of Liquidation Trust.  On or before the Effective Date, the Debtors and the Liquidation Trustee shall take all necessary steps to establish the Liquidation Trust for the benefit of Holders of Claims against the Debtors, including executing the Liquidation Trust Agreement and the Liquidation Trust Transfer Agreement, each of which shall be in form and substance reasonably acceptable to the Required Senior Secured Holders. With respect to actions taken in this section 5.4, the Liquidation Trustee is acting solely in its capacity as trustee of the Liquidation Trust.

(b)         Liquidation Trust Agreement.  For the avoidance of doubt, the establishment, obligations, and governance of the Liquidation Trust, the rights, obligations, and duties of the Liquidation Trustee, and the rights of creditors, including consent rights, shall be set forth fully in the Liquidation Trust Agreement, and the consent rights set forth in Section 5.3 of the Plan are cumulative to those set forth in the Liquidation Trust Agreement. In the event of a conflict between the consent rights set forth in Section 5.3 of the Plan on the one hand, and the Liquidation Trust Agreement or any other document on the other, the document containing the broadest consent rights shall control. For the further avoidance of doubt, and notwithstanding anything to the contrary herein, any consent rights set forth in the Liquidation Trust Agreement shall not limit, dilute, or otherwise impair those set forth in Section 5.3 of the Plan.

(c)         Purpose of Liquidation Trust.  The sole purpose of the Liquidation Trust is to implement the Plan on behalf, and for the benefit, of the beneficiaries of the Liquidation Trust, and to serve as a mechanism for liquidating, converting to Cash and distributing the Liquidation Trust Assets in accordance with Treasury Regulations section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidation Trust.

(d)          Transfer of Liquidation Trust Assets to the Liquidation Trust.  On the Effective Date, all Liquidation Trust Assets shall transfer to, and vest exclusively in, the Liquidation Trust in accordance with the terms set forth herein and the Liquidation Trust Transfer Agreement; provided, however, that to the extent certain Liquidation Trust Assets, because of their nature or because such Liquidation Trust Assets will accrue or become transferable subsequent to the Effective Date, and cannot be transferred to, vested in, and assumed by the Liquidation Trust on such date, such assets shall be automatically, and without further act or deed, transferred to, vested in, or assumed by the Liquidation Trust as soon as reasonably practicable after such date. Notwithstanding anything in the Plan to the contrary, no monies, causes of action, and/or assets comprising the Liquidation Trust Assets that have been transferred, granted, assigned, or otherwise delivered to the Liquidation Trust shall be used for any purpose other than in accordance with the Plan and the Liquidation Trust Agreement. Such transfer of the Liquidation Trust Assets shall be free and clear of all Claims, Interests, Liens, other encumbrances, and liabilities of any kind.

(e)          Funding of the Wind Down Reserve, Senior Claims Reserve, First Lien Reserve, Second Lien Reserve, and GUC Reserve.  On the Effective Date, the Debtors shall establish and fund the Wind Down Reserve with the Wind Down Amount and transfer the Wind Down Reserve to the Liquidation Trust to satisfy the Wind Down Budget. On the Effective Date, the Debtors shall establish and fund each of the Senior Claims Reserve, First Lien Reserve, Second Lien Reserve, and the GUC Reserve.

(f)        Wind Down Expenses. The Liquidation Trustee and any other Professionals engaged by the Liquidation Trust shall be entitled to compensation and reimbursement of costs, expenses, and fees, as provided in the Liquidation Trust Agreement and subject to the Wind Down Budget, which may only be paid pursuant to the terms of the Plan. The Liquidation Trust shall pay for expenses incurred, as provided in and subject to the Wind Down Budget.

(g)        Administrative Obligations and Assumption of Liabilities. In furtherance of the purposes of the Liquidation Trust, and subject to the Liquidation Trust Agreement and the terms of the Plan, the Liquidation Trust shall expressly (i) assume all responsibility and liability for (a) all Claims against the Debtors and (b) operating expenses of the Liquidation Trust and (ii) undertake to administer and pay the foregoing with Effective Date Available Cash, Post Effective Date Available Cash, funds in the Professional Fee Escrow Account, Excess Cash, the Wind Down Reserve, the Senior Claims Reserve, and the GUC Reserve, each in accordance with the Plan. The Liquidation Trust shall have all defenses, cross-claims, offsets, and recoupments regarding Claims that the Debtors have, or would have had, under applicable law; provided, however, that no such claims, defenses, or rights may be asserted against the Debtors.

(h)         Institution and Maintenance of Legal and Other Proceedings. As of the date upon which the Liquidation Trust is established, the Liquidation Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any of the Liquidation Trust Assets, liability, or responsibility of the Liquidation Trust. The Liquidation Trust shall be empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors if deemed necessary or appropriate by the Liquidation Trustee. The Liquidation Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to the date upon which the Liquidation Trust is established arising from, or associated with, any legal action or other proceeding brought pursuant to this section of the Plan. For the avoidance of doubt, the Liquidation Trust, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and applicable state corporate law, is appointed as the successor-in-interest to, and representative of, the Debtors and their Estates for the retention, enforcement, settlement, or adjustment of all Claims.

(i)         Dissolution. The Liquidation Trust shall be dissolved and the Liquidation Trustee shall be discharged from their duties with respect to the Liquidation Trust upon completion of their duties as set forth in the Plan and the Liquidation Trust Agreement which, for the avoidance of doubt, shall be no earlier than the date on which (i) all Disputed Claims have been resolved, (ii) all Liquidation Trust Assets have been liquidated, and (iii) all distributions from the Liquidation Trust required to be made by the Liquidation Trustee under the Plan and the Liquidation Trust Agreement have been made, unless dissolution on an earlier date is authorized pursuant to a Final Order of the Bankruptcy Court. Notwithstanding the forgoing, in no event shall the Liquidation Trust be dissolved later than five (5) years from the date the Liquidation Trust is established unless the Bankruptcy Court, upon motion made within the six (6) month period before such fifth (5th) anniversary (and, in the event of further extension, by order of the Bankruptcy Court, upon motion made at least six (6) months before the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidation Trustee that any further extension would not adversely affect the status of the trust as a liquidating trust for U.S. federal income tax purposes) is necessary to facilitate or complete the recovery on, and liquidation of, the Liquidation Trust Assets.

(j)         Expedited Determination of Taxes. The Liquidation Trustee may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed by or on behalf of the Liquidation Trust through the date upon which the Liquidation Trust is terminated, and for all tax returns filed by or on behalf of the Debtors for all taxable periods of the Debtors.

(k)       Transferability of Distribution Rights. Any beneficial interest in the Liquidation Trust (if any) or any right to receive a distribution from the Liquidation Trust shall not be evidenced by any certificate, security, receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidation Trust by the Liquidation Trustee. Further, any beneficial interest in the Liquidation Trust (if any) or any right to receive a distribution from the Liquidation Trust shall be nontransferable and non-assignable except by will, intestate, succession, or operation of law. Any beneficial interest in the Liquidation Trust (if any) or any right to receive a distribution from the Liquidation Trust shall not constitute Securities and shall not be registered pursuant to the Securities Act of 1933, as amended. If it is determined that such beneficial interests (if any) or rights constitute Securities, the exemption provisions of section 1145(a)(1) of the Bankruptcy Code would be satisfied and such securities would be exempt from registration.

(l)          U.S. Federal Income Tax Treatment of the Liquidation Trust.  In furtherance of this section of the Plan, and subject to the next paragraph of this section, (i) the Liquidation Trust shall be structured to qualify as a “liquidating trust” within the meaning of Treasury Regulation section 301.7701-4(d) and in compliance with Revenue Procedure 94-45, 1994-2 C.B. 684 and, thus, as a “grantor trust” within the meaning of sections 671 through 679 of the Tax Code to the Holders of beneficial interests in the Liquidation Trust, consistent with the terms of the Plan; (ii) the sole purpose of the Liquidation Trust shall be the liquidation and distribution of the Liquidation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d), including the resolution of Claims in accordance with this Plan, with no objective to continue or engage in the conduct of a trade or business; (iii) all parties (including the Debtors, their Estates, Holders of beneficial interests in the Liquidation Trust, and the Liquidation Trustee) shall report consistently with such treatment (including the deemed receipt of the underlying assets, subject to applicable liabilities and obligations, by the Holders of beneficial interests in the Liquidation Trust, followed by the deemed transfer of such Liquidation Trust Assets to the Liquidation Trust); (iv) all parties shall report consistently with the valuation of the Liquidation Trust Assets transferred to the Liquidation Trust as determined by the Liquidation Trustee (or its designee); (v) the Liquidation Trustee shall be responsible for filing returns for the Liquidation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a); and (vi) the Liquidation Trustee shall annually send to each holder of beneficial interests in the Liquidation Trust a separate statement regarding the receipts and expenditures of the Liquidation Trust as relevant for U.S. federal income tax purposes.

Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidation Trustee of a private letter ruling if the Liquidation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidation Trustee), the Liquidation Trustee (i) shall timely elect to treat the GUC Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, (ii)  may timely elect to treat any other portion of the Liquidation Trust allocable to, or retained on account of, Disputed Claims  as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (iii) to the extent permitted by applicable law, shall report consistently with the foregoing for state and local income tax purposes.  As to the GUC Reserve and any other assets allocable to, or retained on account of, Disputed Claims treated as a “disputed ownership fund,” all distributions thereof shall be net of any costs and expenses, including taxes, relating to the retention or disposition of such assets, and the Liquidation Trustee shall be responsible for payment, out of such assets, of any taxes imposed on or with respect to such assets.  In the event any cash in such reserve or fund is insufficient to pay the costs and expenses of the reserve or fund (including any taxes attributable to any income that may arise upon the distribution of the assets), assets of the reserve or fund may be sold to pay such costs and expenses.  All parties (including, without limitation, the Debtors, their Estates, the Liquidation Trust, and the Holders of beneficial interests in the Liquidation Trust) will be required to report for tax purposes consistently with the foregoing.

5.5.         Implementation.

(a)        Before the Effective Date, the Debtors shall use commercially reasonable efforts to sell their interests in all of their Assets pursuant to any applicable Court order.

(b)       On the Effective Date, the Liquidation Trust shall be established and administered pursuant to the terms of the Liquidation Trust Agreement and the Plan.

(c)       On the Effective Date, any remaining Assets, subject to Article XI of the Plan, shall transfer to the Liquidation Trust as Liquidation Trust Assets automatically and without further action of the Bankruptcy Court.

(d)       On or before the Effective Date, the Professional Fee Escrow Account shall be established and funded with an amount of Cash sufficient to pay Professional Fee Claims, based upon estimates provided by the Professionals, as set forth in section 2.6 of the Plan.

(e)         On the Effective Date, the Senior Claims Reserve shall be established and funded pursuant to the Plan.

(f)         On the Effective Date, the Wind Down Reserve shall be funded in accordance with the Wind Down Budget for the Wind Down process and be funded with the Wind Down Amount. An initial Wind Down Budget shall be filed with the Plan Supplement; provided that the Wind Down Budget may  only be amended, modified, or supplemented from time to time with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld.

(g)         On the Effective Date, the GUC Reserve shall be established and funded in an amount equal to the GUC Reserve Funding Amount.

(h)       On and after the Effective Date, the Liquidation Trust shall use commercially reasonable efforts to liquidate and distribute the value of its respective interests in the Liquidation Trust Assets, including through either prosecuting, settling, or otherwise monetizing the Liquidation Trust Assets, in accordance with the terms of the Plan and Liquidation Trust Agreement.

(i)          In accordance with section 5.3 of the Plan, the Liquidation Trustee shall allocate Surplus Wind Down Reserve pursuant to the Waterfall.

(j)          In accordance with section 5.3 of the Plan, the Liquidation Trustee shall allocate Surplus Senior Claims Reserve pursuant to the Waterfall.

(k)         At the conclusion of the Wind Down (or sooner as reasonably determined by the Liquidation Trustee), any residual amounts remaining in the Liquidation Trust shall be distributed to Holders of Allowed Claims in accordance with the Waterfall.

5.6.         Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, equitable, and subordination rights that a Claim Holder or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Allowed Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is in the best interests of the Debtors, their Estates, and Holders of Allowed Claims and Interests, and is fair, equitable, and is within the range of reasonableness. Subject to the provisions of this Plan governing distributions, all Plan Distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

5.7.         Corporate Action.

(a)        Upon the Effective Date, by virtue of the solicitation of votes in favor of the Plan and entry of the Confirmation Order, all actions contemplated by the Plan (including any action to be undertaken by the Liquidation Trust and/or the Liquidation Trustee) shall be deemed authorized, approved, and, to the extent taken before the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, the Debtors, or any other Entity or Person. All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by the Debtors in connection therewith, shall be deemed to have occurred and shall be in effect as of the Effective Date, without any requirement of further action by the Debtors or the Estates.

(b)         The authorizations and approvals contemplated by this section 5.7 shall be effective notwithstanding any requirements under non-bankruptcy law.

(c)       The Confirmation Order shall and shall be deemed, pursuant to sections 363, 1123, and 1142 of the Bankruptcy Code, to authorize and direct parties, as applicable, among other things, to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

5.8.         Cancellation of Existing Securities, Agreements, and Liens.

(a)        Except for the purpose of evidencing a right to a Plan Distribution and except as otherwise set forth in the Plan, on the Effective Date and without the need for any further organizational action or approval of any member, board of directors, board of managers, managers, management, or Security Holders of any Debtor, all Interests (including, for the avoidance of doubt, any warrants), agreements, instruments, notes, certificates, mortgages, security documents, and any other instruments or documents evidencing any Claim or Interest and any rights of any Holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect, and the obligations of the Debtors thereunder shall be deemed fully and finally satisfied, settled, released, and discharged.

(b)        After the Effective Date, the Liquidation Trustee may, in its sole discretion, take any action necessary to terminate, cancel, extinguish, and/or evidence the release of any and all mortgages, deeds of trust, Liens, pledges, and other Security interests with respect to the First Lien Noteholder Secured Claims and the Second Lien Noteholder Secured Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other Security interests held by the First Lien Noteholders and Second Lien Noteholders, including, without limitation, UCC-3 termination statements.

5.9.         Vesting of Liabilities in the Liquidation Trust.

Except as provided in the Plan, the transfer to, vesting in, and assumption by the Liquidation Trust of the Liquidation Trust Assets, as contemplated by the Plan shall, as of the date of such transfer and assumption, bar recovery or any action against the Debtors and the Debtors’ Estates for, or with respect to, all Claims. The Liquidation Trust shall, as of the date upon which the Liquidation Trust is established, assume sole and exclusive responsibility and liability for all Claims against the Debtors, and such Claims shall be liquidated, resolved, or paid by the Liquidation Trust.

5.10.       Effectuating Documents; Further Transactions.

(a)         On and after the Effective Date, the Liquidation Trustee is authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan in the name of and on behalf of the Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan

(b)        Before, on, or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the Security Holders, directors, managers, or members of the Debtors shall be deemed to have been so approved and shall be in effect before, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the Security Holders, directors, managers, or members of the Debtors, or the need for any approvals, authorizations, actions or consents.

5.11.       Wind Down.

After the Effective Date, pursuant to the Plan, the Liquidation Trustee shall, in an expeditious but orderly manner, wind down, sell, and otherwise liquidate and convert to Cash the Liquidation Trust Assets, with no objective to continue or conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidation and orderly wind down of the Debtors and shall not unduly prolong the duration of the liquidation and the wind down. Upon the completion of the liquidation and wind down of the Debtors, the Liquidation Trustee shall be authorized to file a certificate of cancellation with the appropriate governmental authorities terminating the legal existence of Luminar Technologies, Inc., LAZR Technologies, LLC, and Luminar LLC and take such other actions consistent therewith to effect the termination of the legal existence of Luminar Technologies, Inc., LAZR Technologies, LLC, and Luminar LLC.

5.12.       Closing of the Chapter 11 Cases.

When all Disputed Claims have become Allowed Claims or have been disallowed by Final Order, all Assets have been liquidated into Cash or abandoned, and all remaining available Cash has been distributed in accordance with the Plan and the Chapter 11 Cases have been fully administered, the Liquidation Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

5.13.       Corporate Form.

On the Effective Date, each of the Debtors shall maintain its current corporate form, which may be modified or changed at any time after the Effective Date by the Liquidation Trustee in accordance with the terms of the Plan and applicable law.

ARTICLE VI.       GOVERNANCE

6.1.      Boards of Directors and Officers.

Upon the Effective Date, (i) the officers and directors of the Debtors existing before the Effective Date shall be relieved of any and all duties with the respect to the Debtors and shall be deemed to have resigned without the requirement of having to take any further action and (ii) the Liquidation Trustee shall be the sole officer, director, or manager, as applicable, of each of the Debtors without the requirement of having to take any further action.

6.2.     Governing Documents.

As of the Effective Date, the certificate of incorporation and by-laws, or other organizational documents, as applicable, of the Debtors shall be amended to the extent necessary to carry out the provisions of the Plan.

ARTICLE VII.      DISTRIBUTIONS.

7.1.         Distributions Generally.

On or after the Effective Date, the Liquidation Trustee shall make all Plan Distributions to Holders of Allowed Claims only in accordance with the terms of the Plan, the Confirmation Order, and the Liquidation Trust Agreement, to Holders of Allowed Claims, and only to the extent that the Liquidation Trust has sufficient Liquidation Trust Assets (or income and/or proceeds realized from Liquidation Trust Assets) to make such payments in accordance with and to the extent provided for in the Plan, the Confirmation Order and the Liquidation Trust Agreement. The Liquidation Trustee shall direct the Initial Plan Distribution (including the Plan Distribution of the Liquidation Trust Interests) to Holders of Allowed Claims as set forth in Article IV. After the date of the Initial Plan Distribution, the Liquidation Trustee shall from time to time, subject to sections 5.4(l) and 7.4, determine in its sole discretion the subsequent dates for Plan Distributions.

7.2.          No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan, the Confirmation Order, another order of the Bankruptcy Court, or the Bankruptcy Code (including postpetition interest in accordance with sections 506(b) and 726(a)(5) of the Bankruptcy Code), interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date; provided, that if interest is payable pursuant to the preceding clause, and except for interest comprising part of the First Lien Noteholder Claim Amount and Second Lien Noteholder Claim Amount which, in each case, to the extent permitted pursuant to the preceding clause, shall accrue and be payable at the rates provided therefor under the First Lien Notes Indenture and Second Lien Notes Indenture, respectively, including any related Default Interest (as defined therein) and any make-whole or other premium included in the Redemption Price (as defined in the First Lien Notes Indenture or the Second Lien Notes Indenture, as applicable), interest shall accrue at the Federal Judgment Rate pursuant to 28 U.S.C. § 1961 on a non-compounded basis from the date the obligation underlying the Claim becomes due and is not timely paid through the date of payment.

7.3.          Distribution Record Date.

(a)          As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed for purposes of determining whether a Holder of such a Claim or Interest is a record holder entitled to Plan Distributions, and there shall be no further changes in the record Holders or the permitted designees of any of the Claims or Interests. The Debtors and the Liquidation Trustee shall have no obligation to recognize any transfer or designation of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Liquidation Trustee shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)         Notwithstanding the foregoing, the Distribution Record Date shall not apply to distributions in respect of securities deposited with DTC, the Holders of which shall receive distributions, if any, in accordance with the customary exchange procedures of DTC or the Plan. For the avoidance of doubt, in connection with a distribution through the facilities of DTC (if any), DTC shall be considered a single Holder for purposes of distributions. All distributions to First Lien Noteholders and Second Lien Noteholders shall be made to or at the direction of the First Lien Notes Agent and Second Lien Notes Agent, respectively, and the Claims and Noticing Agent.

7.4.         Date of Distributions.

(a)         In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

(b)          After the resolution of a Disputed Senior Claim, the Liquidation Trustee shall treat any amounts that were reserved on account of such Disputed Senior Claim that is either (i) Disallowed or (ii) Allowed in a lesser amount than asserted, as Surplus Senior Claims Reserve and such amounts shall be allocated pursuant to the Waterfall.

7.5.         Distributions after Effective Date.

(a)        Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims, shall be deemed to have been made on the Effective Date.

7.6.         Plan Distributions Made by Liquidation Trustee.

All Plan Distributions shall be made by the Liquidation Trustee on and after the Effective Date as provided herein. The Liquidation Trustee shall not be required to give any bond or surety or other security for the performance of its duties. The Debtors shall use all commercially reasonable efforts to provide the Liquidation Trustee with the amounts of Claims and the identities and addresses of Holders of Claims, in each case, as set forth in the Debtors’ books and records.  The Debtors shall cooperate in good faith with the Liquidation Trustee to comply with the reporting and withholding requirements outlined in section 7.16 of the Plan.

7.7.         Delivery of Distributions.

Subject to Bankruptcy Rule 9010, the Liquidation Trustee shall make all distributions to any Holder of an Allowed Claim or Interest or its authorized designee or transferee as and when required by the Plan at (i) the address of such Holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Liquidation Trustee, including any addresses included on any transfers of Claim Filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Liquidation Trustee is notified in writing of such Holder’s then-current address, at which time, or as soon thereafter as reasonably practicable, all currently-due, missed distributions shall be made to such Holder without interest. Nothing herein shall require the Liquidation Trustee to attempt to locate Holders of undeliverable distributions and, if located, assist such Holders in complying with section 7.16 of the Plan.

7.8.         Delivery of Distributions to First Lien Noteholders and Second Lien Noteholders.

As soon as practicable after the Effective Date, and subject to the First Lien Agent’s rights under Sections 7.11 and 10.06 of the First Lien Indenture, the Debtors shall make all distributions with respect to the First Lien Notes and the First Lien Noteholder Claim to the First Lien Agent, or to DTC upon the written consent of the First Lien Agent, for onward distribution to the applicable First Lien Noteholders through DTC in exchange for the First Lien Notes and any of their book entry positions relating to such notes.  As soon as practicable after the Effective Date, and subject to the Second Lien Agent’s rights under Sections 7.11 and 10.06 of the Second Lien Indenture, the Debtors shall make all distributions with respect to the Second Lien Notes and the Second Lien Noteholder Claim to the Second Lien Agent, or to DTC upon the written consent of the Second Lien Agent, for onward distribution to the applicable Second Lien Noteholders through DTC in exchange for the Second Lien Notes and any of their book entry positions relating to such notes.

As a condition precedent to the distribution provided for in this subsection, the First Lien Noteholders and the Second Lien Noteholders, respectively, shall be deemed to have surrendered their First Lien Notes and Second Lien Notes, book entry positions related to such notes and other documentation underlying such notes, and all such surrendered First Lien Notes and Second Lien Notes, book entry positions, and other documents shall be deemed to be cancelled in accordance with Section [5.8] of the Plan. With respect to each distribution to be made to the First Lien Noteholders and Second Lien Noteholders, the respective obligations of the First Lien Agent and Second Lien Agent, relating to such distribution shall be discharged and deemed satisfied upon DTC’s receipt of such distribution.

7.9.         Unclaimed Property.

(a)        One year from the later of: (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date a Claim or Interest is first Allowed, all distributions payable on account of such Claim or Interest that are not claimed or accepted by such date shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Liquidation Trustee or its successor or assigns, and all claims of any other Entity (including the holder of a Claim in the same Class) to such distribution shall be released and forever barred. The Liquidation Trustee shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

(b)         A distribution shall be deemed unclaimed if a Holder has not (i) accepted a particular distribution or, in the case of distribution made by check, by ninety (90) calendar days after issuance, negotiated such check, (ii) given notice to the Liquidation Trustee of an intent to accept a particular distribution, (iii) responded to the Debtors’ or Liquidation Trustee’s, as applicable, request for information necessary to facilitate a particular distribution, or (iv) taken any other action necessary to facilitate such distribution.

7.10.         Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, release, and settlement of and exchange for such Allowed Claims.

7.11.         Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Liquidation Trustee, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer, or ACH transfer, or as otherwise required or provided in applicable agreements or customary practices of the Debtors or the Liquidation Trustee, as applicable, including, to the extent such distribution is being made on account of securities deposited with DTC, through the facilities of DTC in accordance with DTC’s applicable customary procedures.

7.12.         Minimum Cash Distributions.

The Liquidation Trustee shall not be required to make any distribution of Cash less than one hundred dollars ($100) to any Holder of an Allowed Claim; provided, however, that if any distribution is not made pursuant to this section 7.11, such distribution shall be added to any subsequent distribution to be made on behalf of such Holder’s Allowed Claim.

7.13.         No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything in the Plan to the contrary, no Holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Claim.

7.14.         Allocation of Distributions between Principal and Interest.

Except as otherwise provided in the Plan and subject to section 7.2 of the Plan or as otherwise required by law (as reasonably determined by the Liquidation Trustee), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any, including accrued but unpaid interest.

7.15.         Setoffs and Recoupments.

(a)    Subject to sections 11.6(a), 11.6(b), 11.7, 11.9, the Liquidation Trustee may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made pursuant to the Plan on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that the Debtors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Liquidation Trustee of any claims, rights, or Causes of Action that a Debtor or the Liquidation Trustee may possess against the Holder of such Claim.

(b)     In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of a Debtor or the Liquidation Trustee, unless (i) the Debtors, or the Liquidation Trustee, as applicable, have consented or (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.  Notwithstanding the foregoing, this paragraph does not create any new rights to setoff or recoupment that did not exist under any applicable law or agreement in existence before the Effective Date.

7.16.         Expenses of Liquidation Trustee.

Subject to the written agreement of the Debtors and the Liquidation Trustee, the amount of any reasonable and documented out‑of‑pocket fees and expenses incurred by the Liquidation Trustee on or after the Effective Date (including taxes other than any income, franchise, capital gain, or similar taxes) and any reasonable and documented compensation and out-of-pocket expense reimbursement Claims (including for reasonable and documented outside attorneys’ fees and other professional fees and out-of-pocket expenses) made by the Liquidation Trustee shall be paid in Cash by the Liquidation Trustee in the ordinary course of business.

7.17.       Withholding and Reporting Requirements.

(a)    Withholding Rights.  In connection with the Plan, any Person issuing any instrument or making any distribution described in the Plan (or any other related agreement) or payment in connection therewith shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or non-U.S. taxing authority, and, notwithstanding any provision in the Plan to the contrary, any such Person shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of any distribution or payment to be made under or in connection with the Plan (or any other related agreement) to generate sufficient funds to pay applicable withholding taxes, using its own funds to pay any applicable withholding taxes and retaining a portion of the applicable distribution, withholding distributions pending receipt of information necessary or appropriate to facilitate such distributions or establishing any other mechanisms it believes are reasonable and appropriate.  Any amounts withheld shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to, and received by, the applicable recipient for all purposes of the Plan. Any party issuing any instrument or making any non-cash distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.  Notwithstanding the foregoing, each Holder of an Allowed Claim or Interest or any other Person that receives a distribution pursuant to the Plan or payment in connection therewith shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  The Liquidation Trustee reserves the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

(b)    Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon reasonable request, deliver to the applicable withholding agent or such other Entity or Estate designated by the Liquidation Trustee (which Person shall subsequently deliver to the Liquidation Trustee any applicable Internal Revenue Service (“IRS”) Form W-8 or Form W-9 received) an appropriate IRS Form W-9 or an appropriate IRS Form W-8 and/or any other forms or documents reasonably requested by the Liquidation Trustee or the applicable withholding agent to reduce or eliminate any withholding required by any federal, state, or local taxing authority.  If such request is made by a withholding agent or such other Entity or Estate as designated by the Liquidation Trustee, and such party fails to comply before the date that is 180 calendar days after the request is made, the amount of such distribution shall irrevocably revert to the Liquidation Trust and any Claim in respect of such distribution shall be forever barred from assertion against the Liquidation Trust or its property.

ARTICLE VIII.    PROCEDURES FOR DISPUTED CLAIMS.

8.1.         Disputed Claims Generally.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or Final Order, including the Confirmation Order (when it becomes a Final Order) Allowing such Claim. For the avoidance of doubt, insofar as a Claim is Allowed under the Plan or was Allowed before the Effective Date, from and after the Effective Date, the Liquidation Trustee shall have and retain any and all rights and defenses that the Debtors had immediately before the Effective Date with respect to any Disputed Claim, including related to Causes of Action retained pursuant to the Plan. Any objections to Claims shall be served and Filed on or before the Claim Objection Deadline.

8.2.         Resolution of Claims.

Except insofar as a Claim is Allowed under the Plan, on and after the Effective Date, objections to Claims against the Debtors may be interposed and prosecuted only by the Liquidation Trustee. Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Liquidation Trustee shall have the authority to (i) file, withdraw, or litigate to judgment objections to Claims, (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. If the Liquidation Trustee and a Holder of a Disputed Claim are unable to reach a settlement on the Disputed Claim, such Disputed Claim shall be submitted to the Bankruptcy Court for resolution.

8.3.         Estimation of Claims.

The Liquidation Trustee shall determine, resolve and otherwise adjudicate all contingent, unliquidated, and Disputed Claims. The Liquidation Trustee, with respect to such Disputed Claims, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, including to establish a reserve for distribution purposes, regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or the Liquidation Trustee, as applicable, may pursue supplementary proceedings to object to the Allowance of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) calendar days after the date on which such Claim is estimated.

8.4.         Claim Resolution Procedures Cumulative.

All of the Claims, objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

8.5.         Adjustment to Claims Register Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or the Liquidation Trustee, as applicable, upon stipulation or any agreement in writing, including, without limitation, email correspondence, between the parties in interest without the Debtors or the Liquidation Trustee, as applicable, having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice or action, order, or approval of the Bankruptcy Court.

8.6.         No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim or Interest is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until (and only to the extent that) such Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest.

8.7.         Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. On a date that is at least forty-five (45) calendar days after the date on which the Final Order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, or on an earlier date selected by the Liquidation Trustee in the Liquidation Trustee’s sole discretion, the Liquidation Trustee shall provide to the Holder of such Claim the Plan Distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, subject to section 5.4(l) and without any interest to be paid on account of such Claim unless required by the Bankruptcy Code.

8.8.         Single Satisfaction of Claims and Interests.

In no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim or Interest exceed 100 percent of the underlying Allowed Claim or Interest.

8.9.          Amendments to Claims.

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court, and any other new or amended Claim or Proof of Claim Filed after the Effective Date shall be deemed Disallowed in full and expunged without any further action or notice to the Bankruptcy Court.

8.10.       Reservation of Rights to Object to Claims

The failure of the Liquidation Trustee to object to any Claim shall not be construed as an admission to the validity or amount of any such Claim, any portion thereof, or any other Claim related thereto, whether or not such Claim is asserted in any currently pending or subsequently initiated proceeding, and shall be without prejudice to the rights of the Debtors or the Liquidation Trustee, as applicable, to contest, challenge the validity of, or otherwise defend against any such claim in the Bankruptcy Court or non-bankruptcy forum.

8.11.        Disallowance of Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Liquidation Trustee.

Except as otherwise provided herein or otherwise agreed by the Debtors or the Liquidation Trustee, as applicable, any and all Proofs of Claim Filed after the applicable Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice or action, order, or approval of the Bankruptcy Court, and Holders of such Claims or Interests may not receive any distributions on account of such Claims or Interests, unless the Bankruptcy Court shall have determined by a Final Order, on or before the Confirmation Hearing, that cause exists to extend the Bar Date as to such Proof of Claim on the basis of excusable neglect.

ARTICLE IX.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

9.1.         General Treatment.

(a)    As of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to assume Filed by the Debtors on or before the Confirmation Date, (iv) is specifically designated as a contract or lease to be assumed by the Debtors on the Schedule of Assumed Contracts, or (v) is the subject of a pending Assumption Dispute.

(b)     Subject to (i) resolution of any disputes in accordance with section 9.3 of the Plan with respect to the Executory Contracts or Unexpired Leases subject to such disputes, and (ii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute (x) a determination by the Bankruptcy Court that the Debtors, the Liquidation Trustee, or the assignee of such Executory Contract or Unexpired Lease (as applicable) have provided adequate assurance of future performance under such Executory Contract or Unexpired Lease, and (y) approval of the assumptions, assumptions and assignments, or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated or provided in a separate order of the Bankruptcy Court or the Plan Supplement, rejections, assumptions, or assumptions and assignments of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by order of the Bankruptcy Court shall be assigned to the Liquidation Trust on the date such trust is established or as soon as reasonably practicable thereafter, and shall vest in, and be fully enforceable by, the Liquidation Trust in accordance with its terms, except as modified by any provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

(c)     To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

9.2.         Survival of the Debtors’ D&O Indemnification Obligations.

(a)   Notwithstanding anything in the Plan, all D&O Indemnification Obligations shall (i) remain in full force and effect, (ii) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (iii) not be limited, reduced or terminated after the Effective Date, and (iv) survive unimpaired and unaffected irrespective of whether such D&O Indemnification Obligation is owed for an act or event occurring before, on or after the Petition Date; provided that the Liquidation Trustee shall not indemnify officers, directors, members or managers of the Debtors for any claims or Causes of Action that are not indemnified by such D&O Indemnification Obligation. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Liquidation Trust. Any Claim based on the Debtors’ D&O Indemnification Obligations shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b)   In accordance with the foregoing, the Liquidation Trustee shall cooperate with current and former officers, directors, members, managers, agents, or employees in relation to the D&O Indemnification Obligations assumed under the Plan, including responding to reasonable requests for information and providing access to attorneys, financial advisors, accountants, and other professionals with knowledge of matters relevant to any such claim covered by a D&O Indemnification Obligation assumed under the Plan, including any claim or Cause of Action arising under any state or federal securities laws.

9.3.         Determination of Assumption and Cure Disputes and Deemed Consent.

(a)    Any Cure Amount shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount, as reflected in the applicable cure notice, in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases and the Debtors or Liquidation Trustee, as applicable, may otherwise agree.

(b)    The Debtors shall File, as part of the Plan Supplement, the Schedule of Assumed Contracts.  To the extent practicable, at least fourteen (14) calendar days before the deadline to object to Confirmation of the Plan, the Debtors shall serve a notice on parties to Executory Contracts or Unexpired Leases to be assumed, or assumed and assigned to the Liquidation Trust, reflecting the Debtors’ intention to potentially assume or assume and assign the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors intend to assume or assume and assign to the Liquidation Trust is not listed on such a notice, the proposed Cure Amount for such Executory Contract or Unexpired Lease shall be deemed to be Zero Dollars ($0). Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Amount must be Filed, served, and actually received by the Debtors within ten (10) calendar days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court.  Any counterparty to an Executory Contract or Unexpired Lease that does not timely object to the notice of the proposed assumption or assumption and assignment of such Executory Contract or Unexpired Lease shall be deemed to have assented to assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or the Liquidation Trustee, as applicable, under such Executory Contract or Unexpired Lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or the Liquidation Trust, as applicable.  Each such provision shall be deemed to not apply to the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption or assumption and assignment in accordance with the terms set forth in this section 9.3(b), shall forever be barred and enjoined from objecting to the proposed assumption or assumption and assignment, or to the validity of such assumption or assumption and assignment (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(c)    If there is an Assumption Dispute pertaining to assumption of an Executory Contract or Unexpired Lease (other than a dispute pertaining to a Cure Amount) and such Assumption Dispute is not resolved, such dispute shall be heard by the Bankruptcy Court before such assumption being effective; provided that the Debtors or the Liquidation Trustee, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(d)   To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease before the resolution of the Assumption Dispute; provided that the Debtors or the Liquidation Trustee, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure Amount by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Debtor or the Liquidation Trustee, as applicable). The Debtors or the Liquidation Trustee, as applicable, may settle any Assumption Dispute or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(e)   Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied promptly, or otherwise as soon as practicable, by payment of the Cure Amount by the Debtors or the Liquidation Trust, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying Executory Contracts and Unexpired Leases. Assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full and final satisfaction, settlement, release, and discharge of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned, as applicable, shall be deemed Disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such Executory Contract or Unexpired Lease.

(f)     With respect to payment of any Cure Amounts or Assumption Disputes, neither the Debtors nor the Liquidation Trustee, as applicable, shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its cure Claim.

9.4.         Rejection Claims.

Unless otherwise provided by an order of the Bankruptcy Court, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) calendar days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, and (iii) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, their Estates, the Liquidation Trust, the Liquidation Trustee, or property of the foregoing, without the need for any objection by the Debtors or the Liquidation Trustee, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 8.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

9.5.         Insurance Policies/Claims Payable By Third Parties.

(a)    All insurance policies which were issued to the Debtors as first named insured, including any D&O Policy, shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, and on and after the Effective Date the Liquidation Trust shall become and remain liable in full for all of its and the Debtors’ obligations under the insurance policies regardless of whether such obligations arise before, on or after the Effective Date, and all such insurance policies shall vest in the Liquidation Trust. Coverage for defense and indemnity under the D&O Policy shall remain available to all individuals within the definition of “Insured Persons” in any D&O Policy.

(b)    In addition, after the Effective Date, all officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy, to the extent set forth in such policies.

(c)     In addition, after the Effective Date, the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date shall not be terminated or otherwise reduced, and any current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such D&O Policy for the full term of such policy to the extent set forth in such policies.

In the event that the Debtors determine that an Allowed Claim is covered in full or in part under one of the Debtors’ insurance policies, no distributions under the Plan shall be made on account of such Allowed Claim unless and until, and solely to the extent that, (i) the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) an insurer authorized to issue a coverage position under such insurance policy, or the agent of such insurer, issues a formal determination, which the Debtors in their sole discretion do not contest, that coverage under such insurance policy is excluded or otherwise unavailable for losses arising from such Allowed Claim. Any proceeds available pursuant to one of the Debtors’ insurance policies shall reduce the Allowed amount of a Claim on a dollar-for-dollar basis. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. If an applicable insurance policy has a SIR, the Holder of an Insured Litigation Claim shall have an Allowed General Unsecured Claim or a section 510(b) Claim, as applicable, against the applicable Debtor’s Estate solely up to the amount of the SIR that may be established upon the liquidation of the Insured Litigation Claim.  Such SIR shall be considered satisfied pursuant to the Plan through allowance of the General Unsecured Claim or section 510(b) Claim, as applicable, solely in the amount of the applicable SIR, if any; provided, however that nothing herein obligates the Debtors, the Liquidation Trust, or the Liquidation Trustee, as applicable, to otherwise satisfy any SIR under any insurance policy.  Any recovery on account of the Insured Litigation Claim in excess of the SIR established upon the liquidation of the Claim shall be recovered solely from the Debtors’ insurance coverage, if any, and only to the extent of available insurance coverage and any proceeds thereof. Nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an insurance policy. Nothing herein relieves any Entity from the requirement to timely File a Proof of Claim by the applicable claims bar date.

9.6.         Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including, without limitation, those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

9.7.         Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument, or other document is listed in the Schedule of Assumed Contracts.

9.8.         Reservation of Rights.

(a)    The Debtors may amend the Schedule of Assumed Contracts and any cure notice until five (5) calendar days immediately before the commencement of the Confirmation Hearing in order to (i) add, delete, or reclassify any Executory Contract or Unexpired Lease or amend a proposed assumption or assumption and assignment and/or (ii) amend the proposed Cure Amount; provided, that if the Confirmation Hearing is adjourned for a period of more than two (2) consecutive calendar days, the Debtors’ right to amend such schedules and notices shall be extended to the Business Day immediately before the adjourned date of the Confirmation Hearing, with such extension applying in the case of any and all subsequent adjournments of the Confirmation Hearing. The Debtors shall provide notice of such amendment to any affected counterparty as soon as reasonably practicable.

(b)     Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors, the Liquidation Trust, or the Liquidation Trustee or their respective Affiliates has any liability thereunder.

(c)     Except as otherwise provided in the Plan, nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors, Liquidation Trust, or the Liquidation Trustee under any Executory or non-Executory Contract or any unexpired or expired lease.

(d)    Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Liquidation Trustee, as applicable, under any Executory or non-Executory Contract or any unexpired or expired lease.

(e)    If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtors or the Liquidation Trustee, as applicable, shall have thirty (30) calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

9.9.         Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the respective Debtors and assigned to the Liquidation Trust and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion Filed by the Debtors in accordance with the Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Liquidation Trust and the Liquidation Trustee may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

ARTICLE X.         CONDITIONS PRECEDENT TO EFFECTIVE DATE.

10.1.       Conditions Precedent to the Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a)       the Bankruptcy Court shall have entered the Cash Collateral Orders, and the Cash Collateral Orders shall not have been modified, reversed, revoked, stayed for a period in excess of five (5) business days, rescinded, vacated, or amended in a manner adverse to the rights, interest, priorities, or entitlements of the First Lien Noteholders and Second Lien Noteholders without the express prior written consent (email being sufficient) of the Senior Secured Holders (as defined therein) and the Notes Trustees (as defined therein) (acting at the direction of the requisite Senior Secured Holders);

(b)        no Termination Event, as defined in the Cash Collateral Orders, is continuing or has otherwise not been cured, waived, or modified, in accordance with the terms thereof;

(c)        the Bankruptcy Court shall have entered the Disclosure Statement Order, in form and substance reasonably acceptable to the Required Senior Secured Holders, which order shall be in full force and effect and such orders shall not have been stayed, modified, or vacated on appeal;

(d)        the Bankruptcy Court shall have entered the Confirmation Order, in form and substance reasonably acceptable to the Required Senior Secured Holders, and the Confirmation Order shall be a Final Order;

(e)          all Milestones shall have been met or waived;

(f)           all outstanding prepetition and postpetition Restructuring Fees and Expenses shall have been paid;

(g)          the Professional Fee Escrow Account shall have been established and funded in Cash;

(h)         the Liquidation Trust Agreement shall be executed, and the Liquidation Trustee shall have been appointed and accepted such appointment;

(i)           the Wind Down Reserve shall have been funded with the Wind Down Amount in accordance with the Wind Down Budget;

(j)           the Senior Claims Reserve shall have been established and funded;

(k)          the GUC Reserve shall have been established and funded with the GUC Reserve Funding Amount;

(l)          the Plan Supplement, and any and all of the schedules, documents, and exhibits contained therein shall have been Filed with the Bankruptcy Court and shall be consistent in all material respects with the Plan;

(m)       all documents and agreements necessary to implement the Plan, and the other transactions and other matters contemplated herein, shall have (i) been tendered for delivery and (ii) been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements;

(n)         all authorizations, consents, regulatory or governmental approvals, rulings or documents, including Bankruptcy Court approval, necessary to effectuate and implement the Plan will have been obtained; and

(o)        the Plan shall not have been materially amended, altered, or modified from the Plan as confirmed by the Confirmation Order, unless such alteration, or modification is before substantial consummation and has been consented to in writing (email being sufficient) by the Creditors’ Committee and the Required Senior Secured Holders, such consent not to be unreasonably withheld, and meets the requirements of sections 1122, 1123 and 1127 of the Bankruptcy Code.

10.2.       Waiver of Conditions Precedent.

(a)     Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred before the taking of any other such action. Each of the conditions precedent to the occurrence of the Effective Date may be waived by the Debtors, with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

(b)   The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

10.3.       Effect of Failure of a Condition.

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

ARTICLE XI.       EFFECT OF CONFIRMATION OF PLAN.

11.1.       Binding Effect.

As of the Effective Date, the Plan shall bind (i) the Debtors, (ii) the Liquidation Trustee, (iii) all Holders of Claims against and Interests in the Debtors, and each of their respective successors and assigns, notwithstanding whether any such Holders were (a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, (d) voted to reject the Plan, and/or (e) received any distribution under the Plan, (iv) all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, (v) each Entity acquiring property under the Plan and the Confirmation Order, and (vi) any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

11.2.       Vesting of Assets.

Except as otherwise provided in the Plan or any Plan Document, on the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Liquidation Trust Assets, including all claims, rights, and Retained Causes of Action and any property acquired by the Debtors under or in connection with the Plan or the Plan Supplement, shall vest in the Liquidation Trust free and clear of all Liens, Claims, Interests, charges, or other encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. On and after the Effective Date, except as otherwise provided herein, the Liquidation Trustee may operate the Debtors’ businesses and may use, acquire, or dispose of property and pursue, compromise or settle any Claims (including any Administrative Expense Claims), Interests, and Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Liquidation Trustee may pay the charges that it incurs on behalf of the Liquidation Trust after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

11.3.       Term of Injunctions or Stays.

Unless otherwise provided herein or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. For the avoidance of doubt, the NOL Order shall remain enforceable beyond the Effective Date.

11.4.       Injunction Against Interference with Plan.

Upon the entry of the Confirmation Order, all Holders of Claims and Interests and all other parties in interest, along with their respective present and former Affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

11.5.        Injunction.

(a)          Except as otherwise expressly provided in the Plan, or for distributions required to be paid or delivered pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims, Interests, or Causes of Action that are (i) released or discharged pursuant to the Plan, including under section 11.6(a) or section 11.6(b) of the Plan, or (ii) subject to exculpation pursuant to section 11.7 of the Plan, and all other parties in interest, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, an Estate, the Liquidation Trust, the Liquidation Trustee, the Released Parties, and/or the Exculpated Parties (to the extent of the exculpation provided pursuant to section 11.7 of the Plan with respect to the Exculpated Parties), as applicable, with respect to such Claims, Interests, and Causes of Action:  (A) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (B) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly, or indirectly, any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (C) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action; (D) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action unless (x) such Entity has timely asserted such setoff right either in a Filed Proof of Claim, or in another document Filed with the Bankruptcy Court explicitly preserving such setoff or that otherwise indicates that such entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise or (y) such right to setoff arises under a postpetition agreement with the Debtors or (i) an Executory Contract or (ii) an Unexpired Lease, in the case of (i) and (ii), that has been assumed by the Debtors as of the Effective Date; (E) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan and Confirmation Order, to the full extent permitted by applicable law; and (F) commencing or continuing, in any manner or in any place, any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Action released, settled, and/or treated, entitled to a distribution, or cancelled pursuant to the Plan, including pursuant to section 11.6(a) or section 11.6(b) of the Plan or otherwise Disallowed; provided that such Entities that have held, hold, or may hold Claims against, Interests in, or Causes of Action against, a Debtor or an Estate shall not be precluded from exercising their rights and remedies, or obtaining the benefits, solely pursuant to and consistent with the terms of the Plan.

(b)          Subject in all respects to section 12.1 of the Plan, no Entity may commence or pursue a Claim or Cause of Action of any kind against any Released Party (solely with respect to Claims or Causes of Action that purportedly may be assertable by, or on behalf of, a Releasing Party) or Exculpated Party that arose or arises from, in whole or in part:  the Debtors (including the governance, management, direct or indirect ownership, transactions with, or operation thereof) or their Estates; the Liquidation Trust; the Liquidation Trustee; the Chapter 11 Cases (including the filing and administration thereof); the Wind Down; the Disclosure Statement; the negotiation, formulation, preparation, dissemination, or consummation of any contract, instrument, release, or document created or entered into in connection with the Plan (including the Plan Supplement); any other debt or Security of the Debtors and the ownership thereof; the purchase, sale, or rescission of the purchase or sale of any debt or Security of the Debtors (which includes, for the avoidance of doubt, all Claims and Causes of Action asserted or assertable in the Securities Class Actions); the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in the Plan; the business or contractual or other arrangements or other interactions between any Releasing Party and any Released Party or Exculpated Party; the restructuring of any Claim or Interest before or during the Chapter 11 Cases; any other in-or-out-of-court restructuring efforts of the Debtors; any intercompany obligations, transactions, or transfers; the formulation, preparation, negotiation, dissemination, solicitation, filing, confirmation, and consummation of the Plan (including the Plan Supplement) and the transactions contemplated by the Confirmation Order; the funding of the Plan; the administration and implementation of the Plan or Confirmation Order, including the distribution of property under the Plan; or any other agreement, act or omission, transaction, transfer, event, or other occurrence related to the foregoing and taking place on or before the Effective Date related or relating to the foregoing without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim that has not, with respect to a Released Party, been released under the Plan or, with respect to an Exculpated Party, been exculpated under the Plan and (ii) specifically authorizing such Entity to bring such Claim or Cause of Action against any such Released Party or Exculpated Party.  The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and has not been released or exculpated (as applicable) and, only to the extent legally permissible and as provided for in section 12.1 of the Plan, shall have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action.  For the avoidance of doubt, the foregoing sentence is subject to applicable law regarding the Bankruptcy Court’s subject matter jurisdiction to hear such matter.

(c)          By participating in the Plan by voting or by accepting Plan Distributions pursuant to the Plan (in whatever sum), each Holder of an Allowed Claim extinguished, discharged, or released pursuant to the Plan shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this section 11.5, and each such Holder acknowledges and accepts that the Plan is a binding compromise of an Allowed Claim or an Interest extinguished and releases all rights in respect of such Allowed Claim or Interest extinguished such that such Holders of Claims agree to waive any right (if any) to object to or otherwise challenge the Plan and its effect on Claims or any other matter whatsoever and that such release and waiver shall be effective irrespective of which law governs the rights of the said Holder as against a Debtor.

(d)        The injunctions in this section 11.5 shall extend to any successors of the Debtors and their respective property and interests in property.

11.6.       Releases.

(a)      Releases by the Debtors and their Estates.  Except as otherwise expressly set forth below in this section 11.6, notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, as of the Confirmation Date and the Effective Date, the Debtors, the Estates, the Liquidation Trust, and the Liquidation Trustee, in each case on behalf of themselves and their respective successors, assigns, any Estate representative(s) appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, and any and all other Entities that may purport to assert any Claim or Cause of Action derivatively by or through any of the foregoing Entities, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors or the Estates), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise that the Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part: any act or omission, obligation, transaction, transfer, agreement, event, or other occurrence taking place on or before the Confirmation Date or the Effective Date, as applicable, including any Claims or Causes of Action based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the governance, management, direct or indirect ownership, transactions with, or operation thereof) or their Estates; the Liquidation Trust; the Liquidation Trustee; the Chapter 11 Cases (including the filing and administration thereof); the Wind Down; the Disclosure Statement; the negotiation, formulation, preparation, dissemination, or consummation of the transactions contemplated by any contract, instrument, release, or document created or entered into in connection with the Plan (including the Plan Supplement); any other debt or Security of the Debtors and the ownership thereof; the purchase, sale, or rescission of the purchase or sale of any debt or Security of the Debtors (which includes, for the avoidance of doubt, all Claims or Causes of Action asserted or assertable in the Securities Class Actions); the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in the Plan; the business or contractual or other arrangements or other interactions between any Debtor and any Released Party; the restructuring of any Claim or Interest before or during the Chapter 11 Cases; any other in-or-out-of-court restructuring efforts of the Debtors; any intercompany obligations, transactions, or transfers; the formulation, preparation, negotiation, dissemination, solicitation, filing, confirmation, and consummation of the Plan (including the Plan Supplement) and the transactions contemplated by the Confirmation Order; the funding of the Plan; the administration and implementation of the Plan or the Confirmation Order, including the distribution of property under the Plan; or any other agreement, act or omission, transaction, transfer, event, or other occurrence related to the foregoing and taking place on or before the Confirmation Date or the Effective Date, as applicable.  Notwithstanding anything to the contrary in the foregoing, the releases contained in this section 11.6(a) shall not be construed as releasing (a) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud or criminal misconduct, (b) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the transactions contemplated by the Confirmation Order, (c) before the Effective Date, any post-Confirmation Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the transactions contemplated by the Confirmation Order, or (d) any Intercompany Claims, which, for the avoidance of doubt, shall be treated in accordance with section 4.5 of the Plan. Notwithstanding anything else in the Plan, Disclosure Statement, or the Confirmation Order, no Person or Entity not defined as a Released Party, shall be deemed to be granted a release under the Plan or Confirmation Order.

(b)         Third-Party Releases.  Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, each Releasing Party is deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged each Released Party from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims or Causes of Action asserted or assertable on behalf of the Releasing Parties that such Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise based on or relating to, or in any manner arising from, in whole or in part: any act or omission, obligation, transaction, transfer, agreement, event, or other occurrence taking place on or before the Effective Date, including any Claims or Causes of Action based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the governance, management, direct or indirect ownership, transactions with, or operation thereof) or their Estates; the Liquidation Trust; the Liquidation Trustee; the Chapter 11 Cases (including the filing and administration thereof); the Wind Down; the Disclosure Statement; the negotiation, formulation, preparation, dissemination, or consummation of the transactions contemplated by any contract, instrument, release, or document created or entered into in connection with the Plan (including the Plan Supplement); any other debt or Security of the Debtors and the ownership thereof; the purchase, sale, or rescission of the purchase or sale of any debt or Security of the Debtors (which includes, for the avoidance of doubt, all Claims and Causes of Action asserted or assertable in the Securities Class Actions); the subject matter of, or the transactions or events giving rise to any Claim or Interest that is treated in the Plan; the business or contractual or other arrangements or other interactions between any Releasing Party and any Released Party in connection with the Debtors; the restructuring of any Claim or Interest before or during the Chapter 11 Cases; any other in-or-out-of-court restructuring efforts of the Debtors; any intercompany obligations, transactions, or transfers; the formulation, preparation, negotiation, dissemination, solicitation, filing, confirmation, and consummation of the Plan (including the Plan Supplement) and the transactions contemplated by the Confirmation Order; the funding of the Plan; the administration and implementation of the Plan or the Confirmation Order, including the distribution of property under the Plan; or any other agreement, act or omission, transaction, transfer, event, or other occurrence related to the foregoing and taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the releases contained in this section 11.6(b) shall not be construed as releasing (a) any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud or criminal misconduct or (b) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or the transactions contemplated by the Confirmation Order. Nothing contained in the Plan, nor the release of any claims pursuant to the Plan, is evidence of the merit, or lack of merit, of the Claims or Causes of Action released by the Plan.

11.7.       Exculpation.

To the fullest extent permitted by applicable law, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action based on, relating to, or in any manner arising from, in whole or in part, from the Petition Date through the Effective Date: the Debtors (including the governance, management, direct or indirect ownership, transactions with, or operation thereof) or their Estates; the Liquidation Trust; the Liquidation Trustee; the Chapter 11 Cases (including the filing and administration thereof); the Wind Down; the Disclosure Statement; the negotiation, formulation, preparation, dissemination, or consummation of the transactions contemplated by any contract, instrument, release, or document created or entered into in connection with the Plan (including the Plan Supplement); any other debt or Security of the Debtors and the ownership thereof; the purchase, sale, or rescission of the purchase or sale of any debt or Security of the Debtors; the business or contractual or other arrangements or other interactions between any Debtor and any Exculpated Party; the restructuring of any Claim or Interest during the Chapter 11 Cases or on the Effective Date; any intercompany obligations, transactions, or transfers; the formulation, preparation, negotiation, dissemination, solicitation, filing, confirmation, and consummation of the Plan (including the Plan Supplement) and the transactions contemplated by the Confirmation Order; the funding of the Plan; the administration and implementation of the Plan or Confirmation Order, including the distribution of property under the Plan; or any other agreement, act or omission, transaction, transfer, event, or other occurrence related to the foregoing and taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the exculpations in this section 11.7 shall not release or exculpate (a) any Entity from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these exculpations any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state or foreign laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, or (b) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

11.8.       Waiver of Statutory Limitation on Releases.

EACH RELEASING PARTY IN EACH OF THE RELEASES CONTAINED IN THE PLAN (INCLUDING UNDER ARTICLE XI OF THE PLAN) EXPRESSLY ACKNOWLEDGES THAT ALTHOUGH ORDINARILY A GENERAL RELEASE MAY NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE PARTY RELEASED, IT HAS CAREFULLY CONSIDERED AND TAKEN INTO ACCOUNT IN DETERMINING TO ENTER INTO THE ABOVE RELEASES THE POSSIBLE EXISTENCE OF SUCH UNKNOWN LOSSES OR CLAIMS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH RELEASING PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS CONFERRED UPON IT BY ANY STATUTE OR RULE OF LAW WHICH PROVIDES THAT A RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CLAIMANT DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MAY HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY, INCLUDING THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542. THE RELEASES CONTAINED IN SECTION 11.6 OF THE PLAN ARE EFFECTIVE REGARDLESS OF WHETHER THOSE RELEASED MATTERS ARE PRESENTLY KNOWN, UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN.

11.9.       Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Entity, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released or exculpated pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or the Confirmation Order.

11.10.     Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right, to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

11.11.     Retention of Causes of Action/Transfer of Causes of Action and Reservation of Rights.

Except as otherwise provided in the Plan, including in all respects sections 11.6(a), 11.6(b), 11.7, and 11.9, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately before the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. Except as otherwise provided in the Plan, including in all respects sections 11.6(a), 11.6(b), 11.7, and 11.9, the Liquidation Trustee, on behalf of the Debtors, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

11.12.      Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on any of the following: (i) the insolvency or financial condition of a Debtor; (ii) the commencement of the Chapter 11 Cases; or (iii) the Confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation.

11.13.     Solicitation of Plan.

As of the Confirmation Date (i) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

11.14.     No Successor Liability.

Except as otherwise expressly provided in the Plan and the Confirmation Order, the Liquidation Trust (i) is not, and shall not be deemed to assume, agree to perform, pay, or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Person relating to or arising out of the operations or the Assets of the Debtors on or before the Effective Date; (ii) is not, and shall not be, a successor to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of any Debtor before the Effective Date; and (iii) shall not have any successor or transferee liability of any kind or character.

ARTICLE XII.      RETENTION OF JURISDICTION.

12.1.       Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)         to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b)        to determine any motion, adversary proceeding, proceeding, application, contested matter, and/or other litigated matter pending on or commenced after the Confirmation Date;

(c)       to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)        to ensure that distributions to Holders of Allowed Claims and Interests are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)         to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or any counterclaim related thereto;

(f)        to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)       to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)        to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, or approve any modification of the Confirmation Order or any contract, instrument, release, or other agreements or document created in connection with the Plan, the Disclosure Statement, or the Confirmation Order (in each case, to the extent Bankruptcy Court approval is necessary), or to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, the Confirmation Order, or any order of the Bankruptcy Court, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)           to hear and determine all Professional Fee Claims;

(j)           to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)         to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(l)         to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan, the Plan Supplement, and Confirmation Order;

(m)         to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)         to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)         to hear, adjudicate, decide, or resolve any and all matters related to Article XI of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(p)          to resolve disputes concerning Disputed Claims or the administration thereof;

(q)        to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any claims bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(r)          to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(s)           to enter a final decree closing the Chapter 11 Cases;

(t)           to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(u)         to hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

12.2.       Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XIII.    MISCELLANEOUS PROVISIONS.

13.1.       Payment of Statutory Fees.

All fees due and payable pursuant to 28 U.S.C. § 1930(a) before the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. On and after the Effective Date, the Liquidation Trustee shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. After the Effective Date, the Liquidation Trustee, on behalf of each Debtor, shall remain obligated to file post-confirmation quarterly reports and to pay Statutory Fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to file a Proof of Claim or any other request for payment of Statutory Fees.

13.2.       Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents, (ii) the creation, filing or recording of any Lien, mortgage, deed of trust, or other security interest, (iii) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan (including any transactions and transfers of assets to and by the Liquidation Trust) or the reinvesting, transfer, or sale of any real or personal property of the Debtors or the Liquidation Trust pursuant to, in implementation of or as contemplated in the Plan, (iv) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

13.3.       Dissolution of Creditors’ Committee.

On the Effective Date, the Creditors’ Committee shall be deemed to have been dissolved, and the members thereof, and their respective counsel, advisors and agents, shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, except with respect to (i) any continuing confidentiality obligations, (ii) reviewing and prosecuting Professional Fee Claims, (iii) participating in any appeals of the Confirmation Order, and (iv) participating in any pending adversary proceedings. From and after the Effective Date, the Liquidation Trustee shall continue to pay, when due and payable in the ordinary course of business, the reasonable and documented fees and expenses of the Creditors’ Committee’s professionals solely to the extent arising out of or related to the foregoing without further order of the Bankruptcy Court.

13.4.       Request for Expedited Determination of Taxes.

The Liquidation Trustee shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, on behalf of the Liquidation Trust for any and all taxable periods ending after the Petition Date through the Wind Down Completion Date.

13.5.       Dates of Actions to Implement Plan

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

13.6.       Amendments.

(a)     Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors, with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of Holders of Allowed Claims or Interests pursuant to the Plan, the Debtors (with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld) may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes or effects of the Plan, and any Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)    Other Amendments.  Before the Effective Date, the Debtors (with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld) may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court, as long as such technical adjustments and modifications do not adversely affect in a material way the treatment of the Holders of Claims or Interests under the Plan.

13.7.       Revocation or Withdrawal of the Plan.

The Debtors reserve the right to revoke or withdraw the Plan before the Effective Date as to any or all of the Debtors (with the prior written consent (email being sufficient) of the Required Senior Secured Holders, such consent not to be unreasonably withheld). If, with respect to a Debtor, the Plan has been revoked or withdrawn before the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

13.8.       Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

13.9.       Immediate Binding Effect.

Notwithstanding any Bankruptcy Rule providing for a stay of the Confirmation Order or Plan, including Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Holders of Claims and Interests, the Released Parties, the Exculpated Parties, and each of their respective successors and assigns, including, without limitation, the Liquidation Trustee, all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim, Interest, or debt has voted on the Plan.

13.10.     Waiver of Stay.

The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen days after entry of the order shall be waived by the Confirmation Order.  The Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

13.11.     Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

13.12.     Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

13.13.     Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

13.14.     Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.15.     Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or addressed as follows:

(a)          if to the Debtors:

Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Attn:   Robin Chiu, Chief Restructuring Officer
 Alexander Fishkin, Chief Legal Officer
Email: RChiu@pppllc.com
 alexander.fishkin@luminartech.com

 - and -

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn:      Ronit J. Berkovich
Jessica Liou
Email:    Ronit.Berkovich@weil.com
Jessica.Liou@weil.com

 - and -

700 Louisiana Street, Suite 3700
Houston, Texas 77002
Attn:      Stephanie N. Morrison
Austin B. Crabtree
Email:    Stephanie.Morrison@weil.com
Austin.Crabtree@weil.com

(b)          if to the Creditors’ Committee

[●]
[●]
[●]
Attn:        [●]
Email:      [●]

 - and -

(c)          If to the Ad Hoc Noteholder Group:

Ropes & Gray LLP
1211 Sixth Avenue
New York, New York 10036
Attn:      Matthew Roose
Sam Badawi
Email: Matthew.Roose@ropesgray.com
 Sam.Badawi@ropesgray.com
 - and -

191 North Wacker Drive
Chicago, Illinois 60606
Attn:   Conor McNamara
Email: Conor.McNamara@ropesgray.com

(d)          If to the U.S. Trustee:

Office of the United States Trustee
515 Rusk Avenue, Suite 3516
Houston, Texas 77002
Attn:      Jana Whiteworth
C. Ross Travis
Email:    jana.whitworth@usdoj.gov
c.ross.travis@usdoj.gov

After the Effective Date, the Liquidation Trustee has the authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Liquidation Trustee is authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

13.16.     Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provisions of the Plan, or the taking of any action by the Debtors with respect to the Plan shall be, or deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claim or Interests before the Effective Date.

[Remainder of page intentionally left blank]

Dated:	December 30, 2025
New York, New York

Respectfully submitted,

LUMINAR TECHNOLOGIES, INC., on behalf of itself and its affiliated Debtors

		By:	/s/ Robin Chiu
		Name:	Robin Chiu
		Title:	Chief Restructuring Officer